Exhibit (c)(3)†
February 2, 2007 Strategic Assessment Copyright (c) 2007 by A.T. Kearney This document was prepared by A.T. Kearney for use by American Real Estate Partners, L.P. and may not be used for other purposes, or disclosed to other parties without the written permission of A.T. Kearney Exhibit (c)(3)† † Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. Omitted portions are indicated in this exhibit with [*].

Contents Executive Summary Industry Overview GMT 900 Assessment Seating Market Assessment Seating Competitor Assessment Electrical and Electronics Market Assessment Electrical and Electronics Competitor Assessment Lear Representative Program Review Spend Analysis Additional Restructuring Opportunities Scenario Analysis EBITDA Impacts

Executive Summary Lear is a well-positioned major seat supplier with a much smaller, sub-scale electrical-electronics business In late 2006 and projected in 2007, they have improved OI levels to 3.2% and have rebounded from a weak performance in 2005 Record launches, commodity price increases with minimal time to respond, softening of their core large SUV business driven by increase in gas price spikes and the phase out of the GMT 800 platform Management is executing a restructuring program which includes the sale of their ISD business and closing or moving of 15 plants and reducing overhead cost for a total restructuring savings of $125M annually with an investment of $300M over the 2005-2007 timeframe They are successfully launching their hallmark program - GMT 900. [*] Strong market acceptance of the GMT vehicles Sustained large truck volume due to unique consumer needs [*] No meaningful competition until 2009 Risks are consistent with overall risks associated with the automotive supply base [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

Executive Summary (contd.) A review of 10 major programs representing ~$4 billion in revenues indicated a consistent story - all programs reviewed were positive contributors with manageable risks Lear's program management system and culture provide strong financial control, assumption tracking and execution management Lear is implementing a metal strategy to increase vertical integration and expand the metal and mechanism content, which requires them to increase their competency in this complex area There is softness in the North American revenue pipeline in 2008 and 2009 that can be offset by aggressive sales activity in the near-future and/or increased restructuring and cost savings efforts The Electrical distribution business is 4th in the market place, while electronics is a sub-scale niche player While these businesses are stable performers, their smaller size and differing competencies provide divestiture opportunities

On balance, the attractiveness of Lear outweigh the concerns Attractiveness Seats are increasing in content and are increasingly used for vehicle differentiation The company operates in a seat market with consolidated competition and rational pricing [*] Lear has strong people, operations and systems Lear has a favorable view in the industry and is trusted by most OEMs to delivery major programs Their business has a strong balance of market presence in North America and Europe with a growing Asian presence Concerns Generic risks associated with North American based automotive Tier I market Declining Big 3 sales Cost pressures from OEMs Raw material pricing volatility Ability to quickly transition sales and associated cost structure from North America to Asia and Eastern Europe Significant union presence in Lear operations in North America Declining North American revenue will create excess capacity in that region There is a softening of their revenue pipeline in 2008 and 2009 with limited commercial opportunities in that timeframe [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

Industry Assessment

Capacity shift towards Eastern Europe and growth in Asia for both OEMs and suppliers will continue throughout 2007 Global GDP growth is expected to be lower in 2007 than in 2006: 3.7 versus 3.1% last year - U.S. GDP is projected to grow at 3.0% in 2007 Key threats to US Automotive demand continue to be rising interest rates (prime 8.25%), slowing growth and oil prices In North America, Big Three production volumes are contracting Asian OEMs are adding more than 2.0 million units of capacity Capacity in Europe is shifting from Western Europe to Eastern Europe (5.1% CAGR) and growing in Asia-Pacific (2.7% CAGR) Asian OEM CFRIC performance (8.2%) was better than both European (7.6%) and North American OEMs (4.5%) in 2005, driven by lower cost and excellent growth In 2005, European suppliers' CFRIC performance (9.7%) outpaced both North American suppliers (8.5%) and Asian suppliers (7.8%), driven principally by higher cash margins Note: (1) CFRIC: Cash Flow Return on Invested Capital Sources: GDP: Economist Intelligence Unit

China Western Europe 2003 2004 2005 2006 2011 Utilization 0.66 0.7 0.7 0.71 0.82 Production 20.6 22.2 23.3 24.5 31.4 Capacity 31.1 31.9 33.5 34.3 38.5 Production vs. Capacity - Europe Production vs. Capacity - Asia North America Capacity Changes Production vs. Capacity N. America Capacity in North America, Asia and Europe is characterized by Realignment, Growth and Migration respectively Overall demand in North American is expected to be flat However, there is realignment occurring in the supply base, the decrease in capacity by GM and Ford is more than off-set by the increase at the Asian OEMs and Chrysler Asian capacity will continue to grow at more than 5% CAGR China continues to be the fastest growth market Consolidation is very likely in emerging markets given the low capacity utilization and fragmentation Migration in production capacity is occurring from Western to Eastern Europe Capacity CAGR in Eastern Europe is 5.1% as against - 0.5% CAGR in Western Europe Source: JD Power, Global Automotive Production Forecast, March 2006, A.T. Kearney analysis 2003 2004 2005 2006 2011 Production 15.9 15.7 15.7 15.8 17 Utilization 0.84 0.83 0.83 0.84 0.87 Capacity 18.8 19 18.9 18.8 19.5 Ford GM Nissan Honda DCX Toyota Hyundai Capacity Change (2003 - 2011) -1 -0.7 0.2 0.4 0.4 0.6 0.7 2003 2004 2005 2006 2011 Production 19.5 20.3 20.2 20.4 23.5 Utilization 0.74 0.77 0.74 0.74 0.84 Capacity 26.3 26.5 27.3 27.6 28 CAGR 0.84% CAGR 5.4% CAGR 0.79% CAGR 7.8% 2003 2004 2005 2006 2011 Utilization 0.78 0.78 0.75 0.75 0.82 Volkswagen Group 3.4 3.4 3.4 3.4 3.4 Renault-Nissan Group 3.2 3.1 3.1 3.1 3.1 PSA 2.9 2.9 3 3 2.8 Ford Group 2.8 2.7 2.7 2.7 2.7 General Motors 2 1.9 2 2 1.8 DaimlerChrysler 1.5 1.5 1.6 1.6 1.6 Fiat Group 1.6 1.6 1.5 1.5 1.3 BMW Group 0.9 1 1.2 1.2 1.2 Toyota Group 0.4 0.4 0.5 0.6 0.6 Other 2.3 2.3 2.3 2 1.7 CAGR -0.5% 2003 2004 2005 2006 2011 Utilzation 0.59 0.58 0.59 0.61 0.76 Chang'An-Suzuki Automobile 0 0.8 0.8 0.8 2.6 Volkswagen Group 0 1.5 1.5 1.6 1.8 Hyundai 0.4 0.5 0.5 0.7 1.1 Toyota 1.1 0.5 0.6 0.7 1.1 General Motors 0.6 0.6 0.7 0.7 1 Ford 0.3 0.6 0.8 1 0.9 Mitsubishi 0.3 0.5 0.5 0.6 0.7 Renault-Nissan 0.8 0.4 0.5 0.5 0.6 Honda 0.5 0.5 0.5 0.5 0.6 DaimlerChrysler 0.3 0.3 0.3 0.4 0.4 Other 2.9 1.7 1.9 1.9 2.1

Global vehicle production growth Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) Global Vehicle Production (millions of units) REGION 2006 2007 2008 2009 2010 2011 2012 2013 North America 15.55 15.90 16.22 16.70 16.95 16.98 16.88 17.02 Western Europe 15.79 15.35 15.41 15.80 16.11 16.32 16.65 16.90 Eastern Europe 4.90 5.24 5.73 6.33 6.58 6.83 7.07 7.25 Asia 25.06 26.23 27.60 28.97 30.21 31.41 32.86 34.21 China 5.87 6.59 7.34 8.11 8.93 9.78 10.68 11.61 India 1.56 1.73 1.90 2.07 2.24 2.38 2.51 2.65 Japan 10.83 10.64 10.65 10.71 10.63 10.58 10.71 10.70 Korea 3.86 4.00 4.21 4.29 4.43 4.48 4.51 4.55 ROW 4.60 4.91 5.17 5.31 5.43 5.54 5.58 5.58 Global Production 65.91 67.63 70.13 73.10 75.29 77.07 79.05 80.96 Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) Global Vehicle Production Growth (Year-over-Year) (% change) REGION 2007 2008 2009 2010 2011 2012 2013 North America 2.3% 2.0% 3.0% 1.5% 0.1% -0.5% 0.8% Western Europe -2.8% 0.4% 2.5% 2.0% 1.3% 2.1% 1.5% Eastern Europe 6.8% 9.4% 10.5% 4.1% 3.7% 3.6% 2.5% Asia 4.6% 5.3% 4.9% 4.3% 4.0% 4.6% 4.1% China 12.4% 11.4% 10.5% 10.1% 9.5% 9.3% 8.7% India 11.2% 9.7% 9.1% 8.1% 6.3% 5.4% 5.6% Japan -1.8% 0.1% 0.5% -0.7% -0.5% 1.2% -0.1% Korea 3.5% 5.3% 2.0% 3.2% 1.0% 0.7% 1.0% ROW 6.9% 5.3% 2.6% 2.3% 2.0% 0.7% 0.1% Global Production 2.6% 3.7% 4.2% 3.0% 2.4% 2.6% 2.4% Source: JDP Production Data

Full-Size SUV Production North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) Model 2006 2007 2008 2009 2010 Mercedes-Benz GL-Class 21,898 15,642 12,541 13,081 13,117 Dodge Full-size SUV 0 0 0 12,543 34,425 Lincoln Navigator 21,702 37,811 34,521 34,086 31,056 Ford Expedition 93,668 121,450 115,051 112,327 101,181 Cadillac Escalade & ESV 56,948 52,444 46,274 47,437 43,645 Chevrolet Suburban 101,228 99,227 94,001 90,263 94,775 Chevrolet Tahoe 189,002 178,875 170,373 165,455 168,790 GMC Yukon 96,699 80,213 76,409 75,955 80,206 GMC Yukon XL 62,140 60,131 57,633 50,419 51,804 Infiniti QX-Series 12,459 13,013 12,238 15,582 13,539 Nissan Armada 35,206 33,298 31,510 39,573 34,450 Toyota Sequoia 34,355 37,265 80,718 70,326 72,209 Source: JDP Production Data

Full-Size Pickup Truck Production North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) North America Vehicle Production (units) Model 2006 2007 2008 2009 2010 Dodge Ram Pickup 252,254 245,518 228,674 259,564 240,410 Dodge Ram Pickup Heavy Duty 170,474 165,768 155,068 134,606 160,908 Ford F-Series Lt. Duty 512,766 565,340 521,074 580,308 540,862 Ford F-Series Super Duty 323,560 305,130 346,482 313,688 301,542 Lincoln Mark LT 13,689 12,850 11,905 14,785 12,314 Chevrolet Avalanche 75,132 83,752 72,886 65,474 70,212 Chevrolet Silverado 408,737 489,792 465,619 433,986 420,551 Chevrolet Silverado HD 235,769 270,317 270,143 240,476 236,050 GMC Sierra 142,817 169,113 155,371 150,037 148,583 GMC Sierra HD 101,031 96,127 100,489 91,879 90,521 Hummer Pickup 0 0 0 4,334 23,410 Cadillac Escalade EXT 8,448 10,895 9,914 8,080 9,524 Nissan Titan 63,950 80,226 74,124 118,874 110,280 Nissan Titan HD 0 0 23,752 62,892 57,218 Toyota Tundra 124,608 255,210 240,552 238,922 243,042 Toyota Tundra HD 0 0 47,352 98,548 94,618 Source: JDP Production Data

Cross-over vehicles, large SUVs, large cars and large pickups have retained sales growth between 2001 and 2006 U.S. Car Sales, 2001-2006 CAGR by Vehicle Segment Source: Ward's Automotive Group The sharpest declines include: Luxury vans Small SUVs Large luxury cars Rationale: Luxury vans have fallen out of favor as styles have either not been refreshed or are viewed as stodgy Small SUV buyers have transitioned to cross over vehicles Large luxury car buyers have become large luxury SUV buyers

New programs in the auto industry require supplier investments as early as 2-3 years before start of production Source: A.T. Kearney analysis and interviews Design Freeze Spec Freeze Start Of Production Concept Proposal Suppliers Selection Production & Sales Pre- Production (3 months) Development and Engineering Design (18 months) Product Planning and Concept Development (18 months) Prototype Tooling Production Tooling 24 months Typical Automotive Product Development Phases 3 years prior to production: OEM starts a product and technology concept investigation 2.5 years: Marketing and Design studio are aligned _ Concept Proposal (not associated with price) 2 years: Once content has been defined, purchasing gets involved. Shift to cost discussion

Launch cadence of major platforms (>~500k units) slows after 2008 Region SOP year Global Production Model Platform Platform Volume North America 2008 Ford F-Series Lt. Duty P415 P221 2 700,299 North America 2009 Honda Ridgeline, Odyssey, Pilot UM 2 500,566 North America 2009 Chevrolet Malibu GMX351 GM Global Midsize 1 589,794 North America 2010 Honda Civic & Element UH(ng) UH 2 445,554 North America 2011 Toyota Corolla 130L/150L(ng) 130L 2 515,688 North America 2011 Toyota Camry 044L(ng) MC 2 569,729 North America 2012 Honda Accord NA QP(ng) Accord 5 398,851 North America 2012 GM Truck & Pickup GMT900 2 966,559 Europe 2008 Opel Meriva S4316(ng) B Segment 1 545,740 Europe 2008 Peugeot 308 & Citroen C4 PF2 2 601,253 Europe 2008 Renault Megane W95 & Scenic P3 2 668,129 Europe 2008 Audi A4 AU481/2 & Passat PQ47 778,260 Europe 2008 Audi A3 AU360 & VW Golf PQ36 1,252,509 Europe 2009 Nissan Micra, Note & Clio P1 (Ren-Niss) 2 1,057,098 Europe 2010 Ford Focus C307(ng) P1 (Ford) 2 895,267 Europe 2011 Opel Corsa, Fiat Punto 199(ng) B Segment 2 881,680 Asia 2008 Toyota Corolla 130L/150L 130L 1 361,854 Asia 2008 Toyota Hilux Surf 375X - Prado 375X 401,622 Asia 2008 Suzuki Wagon R 4 B Segment 1 478,825 Asia 2008 Hyundai Avante HD HD 1 478,837 Asia 2010 Hyundai Sonata NF(ng) NF 2 386,237 Asia 2011 Toyota Yaris/Vitz 970M/980M(ng) NBC 3 492,994

Macroeconomics Oil Prices Geopolitics & Public Policy Technology Regulatory directives and commodity fluctuations will continue to influence decisions in the automotive industry Real GDP Growth Rate (%) US Japan W. Europe China India 2005 0.035 0.027 0.009 0.099 0.085 2006 0.028 0.025 0.016 0.086 0.071 2007 0.025 0.015 0.016 0.082 0.07 2008 0.028 0.012 0.017 0.079 0.069 Spot Price of West Texas Intermediate Crude / Barrel Date WTI Spot Price (Inflation Adjusted - 2006 $) 1/1/1986 41.8 2/1/1986 28.24 3/1/1986 23.16 4/1/1986 23.62 5/1/1986 28.22 6/1/1986 24.51 7/1/1986 21.13 8/1/1986 27.5 9/1/1986 26.96 10/1/1986 26.99 11/1/1986 27.54 12/1/1986 29.13 1/1/1987 33.51 2/1/1987 31.78 3/1/1987 32.62 4/1/1987 33.12 5/1/1987 34.34 6/1/1987 35.33 7/1/1987 37.47 8/1/1987 35.47 9/1/1987 33.93 10/1/1987 34.41 11/1/1987 32.64 12/1/1987 29.9 1/1/1988 29.58 2/1/1988 28.94 3/1/1988 27.78 4/1/1988 30.47 5/1/1988 29.62 6/1/1988 27.99 7/1/1988 26.13 8/1/1988 26.06 9/1/1988 24.25 10/1/1988 22.89 11/1/1988 23.48 12/1/1988 27.16 1/1/1989 29.73 2/1/1989 29.48 3/1/1989 31.82 4/1/1989 34.2 5/1/1989 32.47 6/1/1989 32.28 7/1/1989 31.77 8/1/1989 29.79 9/1/1989 31.31 10/1/1989 31.97 11/1/1989 31.52 12/1/1989 33.43 1/1/1990 35.85 2/1/1990 34.51 3/1/1990 31.65 4/1/1990 28.57 5/1/1990 28.15 6/1/1990 25.69 7/1/1990 28.27 8/1/1990 41.46 9/1/1990 50.45 10/1/1990 53.94 11/1/1990 48.28 12/1/1990 40.74 1/1/1991 37.45 2/1/1991 30.36 3/1/1991 29.45 4/1/1991 30.78 5/1/1991 31.28 6/1/1991 29.66 7/1/1991 31.39 8/1/1991 31.73 9/1/1991 31.88 10/1/1991 33.78 11/1/1991 32.57 12/1/1991 28.25 1/1/1992 27.18 2/1/1992 27.4 3/1/1992 27.14 4/1/1992 28.97 5/1/1992 30.01 6/1/1992 31.89 7/1/1992 30.96 8/1/1992 30.26 9/1/1992 30.94 10/1/1992 30.55 11/1/1992 28.62 12/1/1992 27.33 1/1/1993 26.66 2/1/1993 28.05 3/1/1993 28.27 4/1/1993 28.1 5/1/1993 27.64 6/1/1993 26.41 7/1/1993 24.75 8/1/1993 24.85 9/1/1993 24.1 10/1/1993 24.89 11/1/1993 22.76 12/1/1993 19.88 1/1/1994 20.54 2/1/1994 20.13 3/1/1994 19.93 Futures Forecast $28.50 Average (1986 - 2003) 3-Yr. CAGR: 20% Laws and Consumer Sentiment Regulatory Environment Fuel Economy Fuel taxation, import duties / taxes Emissions, Green-House impact Hot Topics Energy Security Emissions / Global Warming Potential vehicle and regulatory impacts Political unrest effects supply chain pricing (oil, plastics, etc.) and consumer demand and willingness to pay for "green" technologies Product Evolution Shifts Demand Technology Refinement / Obsolescence Manual transmissions largely replaced by automatic Power windows preferred to manual Innovation I-Pod docking stations / Bluetooth communication Navigation systems / Electronic stability systems Passive restraints

January February March April May June July August September October November December January February March April May June July August September October November December January February March April May June July August September October November * December * HRC 100 104.8141892 115.5405405 128.4628378 145.6081081 157.6013514 158.277027 158.5304054 166.3006757 170.1858108 171.1993243 170.5236486 169.5945946 169.5945946 167.652027 165.7094595 157.9391892 150.1689189 132.347973 126.8 145 153.5 157.3 159 158 155.3 155.3 160.5 168.8 171.8 174.3 173.8 167 155.5 150.7 150.3 CRC 100 103.2608696 110.5072464 115.942029 125.9057971 139.5833333 140.8514493 141.1231884 147.2826087 153.8043478 154.5289855 154.8007246 156.7934783 155.7971014 152.807971 148.5507246 143.2971014 136.3224638 124.1847826 112.8 123.9 128.7 134.2 135.7 135.9 135.5 133.8 138.1 145.4 148.7 150.7 150.1 146 134.2 130.1 129.7 In North America, steel prices have reached their highest in July 2006, accumulating an increase of 34 - 37% since July 2005 - 2005 - - 2004 - - 2006 - Index, Jan 2004 = 100 Source: MEPS (historic figures); * estimated based on Bureau of Labor Statistics data Price development _ Hot and Cold Rolled Coil _ carbon steel grades in North America HRC - Jan 2004: $350/ton. Prices peaked in Sept-04, and fell by 34% to $ 560/ton in Q1/06 CRC - Jan 2004: $450/ton . The price level peaked in Sep-04, decreasing by 40% over the following 10 months to $ 480/ton

January February March April May June July August September October November December January February March April May June July August September October November December January February March April May June July August September October November December PP 100 104.1666667 108.3333333 108.3333333 114.5833333 116.6666667 118.75 116.6666667 116.6666667 116.6666667 133.3333333 147.9166667 154.1666667 154.1666667 156.25 156.25 156.25 145.8333333 139.5833333 139.5833333 141.6666667 152.0833333 152.0833333 156.25 158.3333333 147.9166667 156.25 156.25 160.4166667 152.0833333 143.75 133.3333333 166.6666667 156.25 158.3333333 158.3333333 Polypropylene prices have increased 60% in the last 3 years - 2005 - - 2004 - - 2006 - Index, Jan 2004 = 100 Source: MEPS (historic figures) PP Pricing Trend: January 2004 - December 2006

January February March April May June July August September October November December January February March April May June July August September October November December January February March April May June July August September October November December Copper - COMEX high grade cathode 1.1015 1.2512 1.3414 1.2848 1.2129 1.2086 1.2681 1.2775 1.3141 1.3501 1.4133 1.4563 1.45 1.4664 1.4868 1.4934 1.4799 1.6219 1.6322 1.7164 1.7536 1.903 2.0113 2.1725 2.1826 2.2508 2.3241 2.9685 3.7586 3.3965 3.6232 3.5306 3.4636 3.394 3.1656 3.0141 Copper pricing has increased 174% over the two-year period ending December 2006 - 2005 - - 2004 - - 2006 - US $ / pound Source: American Metal Market Pricing Archives Copper Pricing Trend: January 2004 - December 2006

Large Pick-up/SUV Market

Light Truck Segment US Market Share The Big Three continued to dominate the light truck sales in the US in 2006 Note: (1) Light truck segment is comprised of pickups and SUVs (large and medium) Sources: Ward's Automotive, A.T. Kearney analysis Purchase Considerations Loyalty: Private (retail & personal) large pick-up truck buyers are loyal. 69% of owners trading in their vehicles traded for another large pick-up, while in the SUV segment, only 39% of owners do the same Stabilized / lowered fuel prices: seem to be a major factor in the recent increase in owner loyalty rates for pick-ups and SUVs From which manufacturer? GM leads the market with 29% share GM's new full size pick-ups and SUVs are built from the GMT900 platform Trucks and SUVs represent 60% of sales at General Motors, 62% at Ford and 75% at DaimlerChrysler in North America GM Ford DCX Toyota Honda Nissan Hyundai Other East 2487321 1824014 1632271 1084368 665408 465844 128204 557421

Confidential

A.T. KEARNEY

Customers of full size pick-up trucks are segmented between discretionary and functional users

Pick-Up Truck Customer	Segment	Trends	Usage / Drivers
Discretionary (19.4%)	Transportation (19.4%)	• Added safety / security features • Cross-over vehicles have increased competition	• Roomy comfortable commuting • Transporting home improvement materials
Functional (80.6%)	RV Towing (11.1%)	• Increased power and towing capacity • Rising fuel costs hamper buyer interest	• Towing boats • Hauling campers / trailers • Vacations / luggage / sporting equipment
	Farmer (17.4%)	• Continued demand, few alternatives	• Farming • Landscaping / snow removal • Delivery services
	Contractor (36.9%)	• Interiors become mobile office • Minding life cycle costs	• Construction Businesses • Utility Trucks • Airport shuttles
	Fleet (15.2%)	• Greener: Flex fuel capability, hybrids • Higher option content	• Government / Police / Fire / Mail • Fed Ex/ UPS / etc. • Rentals

Source: Automotive Fleet Magazine, U.S. Automotive Sales Report, Automotive News, CWN Marketing Research A. T. Kearney Analysis

A.T. Kearney 63/1.2007/16326 21

In the full size pick-up truck segment, purchase decisions are mainly driven by functional ability Who Buys a Full Size Pick-up Men comprise 80% of total buyers Pick-up truck buyers are the most loyal of any segment Pick-up truck owners are less price conscious and are less concerned about airbag safety than the average consumer Why it is Purchased Large pick-up trucks are bought for their functional ability (hauling, lumber, etc.) in the box. Yet, they're no longer strictly utility work vehicles Improved ride quality and handling ability coupled with larger cabs and plush interiors make them attractive to more buyers, including a growing number of women Source: CMS Worldwide, CNW Marketing Research Inc. 3.6 1.7 Demographics / Information on Full Size Pick-up Buyers Median Income ($k) Median Age % Married Full Size Pick-Up Buyer 63 45 55 Average New Car Buyer 53 42 63.4

In the full size SUV segment, purchase decisions are mainly driven by consumers' lifestyle decisions Who Buys a Full Size SUV Buyers are "well-to-do" individuals and are somewhat immune to temporary fuel price hikes Aging baby boomers, with their changing lifestyle demands, coupled with additional product choices (CUVs), will drive sales declines in the segment more than fuel cost spikes Families / large groups are also a significant segment for this market Why Purchased Large SUVs are lifestyle vehicles Full size SUVs do not have direct competition from other segments in terms of capabilities: Seating capacity Hauling capacity Towing capabilities Source: CMS Worldwide, CNW Marketing Research Inc. 3.6 1.7 Demographics / Information on Full Size SUV Buyers Vehicles in Household Median Income ($k) Median Age % Married % w/ Children Full Size SUV Buyer 36 68 48 88.7 56.1 Average New Car Buyer 17 53 42 63.4 34.4

Several macro factors affect demand for full size pick-ups and SUVs, including the GMT 900 Demand Drivers Potential Trend Relevance / Likelihood Buyer Effect SUV P/U Macro-level factors GDP growth The US GDP is expected to grow at sluggish, yet consistent, 3.% this year. While recessions or significant economic down turns slow vehicle purchase, this years economic conditions are not viewed as a deterrent Interest Rates As interest rates continue to rise, financed vehicle purchase decisions become less likely. Fuel Prices Since full-size SUV buyers are well-to-do individuals, they are somewhat immune to temporary fuel price hikes New Housing Starts "... pretty closely tied to the level of construction spending of which residential is a little over 50%" Legislation Fuel economy pick-up truck owners find "better fuel economy" to be the most important improvement. While most drivers value safety, full size SUVs and Pick-up are currently being designed to be more compatible with smaller cars in crashes Source: CSM Worldwide insights on the global automotive market, just-auto.com editorial team December 2006, Polk PickUp Truck Usage study

The demographic of a GMT 900 buyer... Buyer Demographic Characteristics Relevance Buyer Effect SUV P/U Demographic Geographic Location Gender Age Profession Family Size / Children Full size pick-up buyers tend to reside in the mid-west and the south 80% of all pick-up truck owners are male, having limited appeal to a broader audience. The split is close to 50/50 on full size SUVs On average, SUV and pick-up truck owners are 48 and 50 years old, respectively, both slightly older than the average of 42 years Pick-up truck owners are fairly evenly split between blue collar, white collar vocations and retirement Full size SUV owners tend to be married and have school age children that need to be driven to school, sporting and social events Source: CSM Worldwide insights on the global automotive market, just-auto.com editorial team December 2006, Polk PickUp Truck Usage study

Confidential

A.T. KEARNEY

Lifestyle, functionality and brand are the key factors that influence purchase decisions


FUEL

Purchase Decision Drivers	Relevance	Buyer Effect SUV	Buyer Effect P/U
Lifestyle			
– Vacation travel	*SUV owners tend to choose based on roominess / interior spaciousness / comfort when driving, and vacation generally are road trips*	↑	NA
– Commuting	*Full Size SUV are used more extensively for commuting, than full size pick-up trucks*	↔	↔
– Image / Style	*The SUV segment is slightly more image conscious, sensitive to having the latest style, a risk as buyers migrate to newer trendier CUVs*	↓	↔
Functionality			
– Towing Capacity	*8% of pick-up truck owners use their trucks to tow boats*	↔	↑
– Cargo Capacity	*Light Duty Pick-up trucks have a variety of bed sizes to accommodate various cargo hauling needs.*	↗	↑
– Seating Capacity	*SUVs can carry cargo, yet focus on carrying people, often up to 9*	↑	↔
– Power / Torque	*Power and torque are key criteria for pick-up truck buyers*	↔	↑
Brand	*Full size pick-up truck buyers are very cognizant of brand, preferring domestic for perceived features and ruggedness and are the most loyal of any buyer segment*	↔	↑

Source: CSM Worldwide insights on the global automotive market, *just-auto.com editorial team December 2006, Polk PickUp Truck Usage study*

A.T. Kearney 63/1.2007/16326 26

Based on customer utility, Heavy Pickups are least sensitive to customers switching segments Pickup Truck Utility Light Pickup (Class 1) Light Pickup (Class 1) Medium Pickup (Class 2A) Medium Pickup (Class 2A) Heavy Pickup(1) (Class 2B) Heavy Pickup(1) (Class 2B) Pickup Truck Utility Frequent Sometimes Frequent Sometimes Frequent Sometimes Transporting Loads in Bed 37% 32% 40% 36% 52% 22% Towing (trailer, camper, boat) 23% 18% 40% 21% 59% 28% GM Entry Example GMC Sonoma GMC Sonoma Chevy Silverado 1500 Chevy Silverado 1500 GMC Sierra 2500 HD GMC Sierra 2500 HD Ford Entry Example Ford Ranger Ford Ranger Ford F-150 Ford F-150 Ford F-250 Ford F-250 Class Substitutes (to maintain utility) CUVs, Medium SUVs CUVs, Medium SUVs Heavy Pickup (Class 2B) Heavy Pickup (Class 2B) Class 3 Truck Class 3 Truck Notes: (1) Heavy Pickups are 32% of GMT900 pickup volume and 27% of the total U.S. large pickup market in 2007 Source: R.L. Polk, Ford Motor Company, General Motors, JD Power Production, A.T. Kearney Analysis 69% 76% 61% 74% 87% GMT Segments Light Pickup Owners do not rely on their vehicle solely for truck utility Medium and Heavy Pickup Owners rely more on truck utility and have fewer alternatives 41%

GMT900's fuel economy performance matches customer desires for improvements in pickup trucks Medium Pickup Heavy Pickup Fuel Economy 52 47 Passenger Space 15 12 Horsepower 12 15 Load Capacity 12 17 Off-Road 8 10 Horsepower V-8 engines standard on all GMT900 pickup trucks 295 hp 4.8L V8 engine 315 hp 5.3L flex fuel V8 367 hp 6.0L high-output V8 engine Fuel Economy Cylinder Deactivation allows Silverado to achieve best-in class fuel economy Flex fuel is available on an engine option Average Weighted Points % Importance of Pickup Truck Improvements Source: R.L. Polk, A.T. Kearney Analysis

Confidential

A.T. KEARNEY

GM's new GMT900 platform has received positive reviews for the Silverado full size pick up and enjoyed strong sales volume

Positive Reviews	▪ Silverado won Motor Trend Truck of the Year for 2007 ▪ Silverado won North American Truck of the Year for 2007 ▪ Detroit Free Press rates it "Four stars. Best in class." ▪ Motor Trend editor says it's "the best in the business"
Limited Competition	▪ F-150 and Dodge Ram have not been redesigned for past three years and have experienced declining market share ▪ Honda and Nissan have not been able to successfully gain market share ▪ Toyota Tundra will debut with higher pricing, lower fuel economy, and after a Jan. 25th recall of 533,000 2004-2006 Tundras and Sequoias
Stabilizing Fuel Prices	▪ Fuel prices have dropped from $2.87 to below $2.50 per gallon ▪ Gas prices are predicted to stabilize in $2.50 range by Global Insight
Strong Initial Sales Volume	▪ Silverado experienced an 18.1% year-over-year increase in sales in Q4 2006 when the truck was launched ▪ Sales for 2007 models have been without incentives

Source: MotorTrend, Factiva, Global Insight, A.T. Kearney Analysis

A.T. Kearney 63/1.2007/16326 29

Launches of the new Yukon, Suburban, Tahoe in 2006 have been successful for GM Tahoe: "It's a confident expression of all that's right with America and the best full-size SUV ever built." - Edmunds Yukon: "best in class" - Business Week "The models are very competitive and include features not found in other vehicles, such as Active Fuel Management" Positive Reviews & Content GM Brands Struggling Competition SUV Segment Trading Patterns Dealers say the redesigned SUVs are selling at or near sticker price Combining dealer showrooms (Buick/GMC/Pontiac), (Cadillac/Saab/Hummer) should help control costs and eliminate pressure to cannibalize sales from other GM divisions Toyota launching a much larger Sequoia in light of higher gas prices may negatively affect sales and tarnish its environmentally friendly image The only other new full size SUV launch in 2006 was the unibody Jeep Commander Ford is counting on a significant price cut and a new extended-length version of the Expedition to pull consumers from GM, Expedition has cut production to 1 shift Dodge Durango plant is at risk of closing, with current inventory turns at 182 days, three times industry average The large SUV segment has a highest loyalty rate (39%) than the industry average (35%), or than any segment in the compact category More than 50% of large premium SUV owners stay within the large SUV / large pickup segments Source: J.D. Power "High Loyalty Study"; MotorTrend, Factiva, Global Insight, A.T. Kearney Analysis

GM's GMT900 platform is expected to have a modest volume decline by 2010 Make & Model Chevy Silverado GMC Sierra Chevy Silverado HD GMC Sierra HD Chevy Avalanche Cad Escalade EXT 2007 Volume 494,581 189,308 270,317 96,127 83,752 10,895 2003-6 CAGR -15.3% -11.7% 24.7% 32.2% -9.5% -7.3% 2007-10 CAGR -4.9% -4.5% -4.4% -2.0% -5.7% -4.4% Make & Model Chevy Tahoe GMC Yukon Cadillac Escalade Chevy Suburban GMC Yukon XL Cad Escalade ESV 2007 Volume 179,697 80,213 34,648 99,227 60,131 17,796 2003-6 CAGR -6.6% -2.7% 0.1% -13.5% -9.5% 3.8% 2007-10 CAGR -1.9% 0% -5.3% -1.5% -4.8% -7.2% Trucks SUVs Make & Model Saturn Outlook Buick Enclave Hummer H2 and PU GMC Acadia GMT900 Trucks All GMT900 2007 Volume 62,287 63,034 4,061 52,786 1.13 M (15% YOY) 1.61 M (7% YOY) 2003-6 CAGR N/A NA -24.7% N/A -5.7% -6.6% 2007-10 CAGR -1.8% 12.9% 40.3% -4.8% -3.7% -3.2% Other Source: J.D. Power Production Forecast

Confidential

A.T. KEARNEY

GM's large trucks face competition from many domestic and foreign OEMS, and Ford & Dodge will refresh their models in the same time period in 2 years

Trucks













Make & Model	GM GMT900	Ford F150 - MarkLT	Dodge Ram	Toyota Tundra	Honda Ridgeline	Nissan Titan
2007 Volume	1.13 M	883,320	411,286	255,210	53,754	80,226
2003-6 CAGR	-5.7%	-3.2%	-6.2%	5.6%	N/A	87.2%
2007-10 CAGR	-3.7%	-1.1%	-0.8%	9.8%	-1.8%	27.8%
Current SOP	Apr 2006	Jul 2003	Aug 2002	Jan 2007	Jan 2005	Oct 2003
Next Gen SOP	Jan 2012	Jul 2008	Jul 2008	Oct 2011	Jul 2011	Jul 2008
Press Reviews Customer Ratings	Refined, quiet. But trans sometimes blunts performance 9.3 /10	Responsive handling, too little interior storage 8.5 / 10	Sharp steering, poor fuel economy 9.4 / 10	Highly Favorable. Quality, reliability and brawn(2007MY) 7.3/10 (2006MY)	Solid truck, very car like ride 8.6	Good, but still not trucky enough 8.5
Anticipated Market Strategy	Rebates and Buy American: "This is our country"	Rebates, Touting top selling truck position	Heavily rebates, until new 2009's.	Images of muscle, proving Tundra is a work truck	Anticipate halo effect as those who wouldn't buy foreign PU, now may	Anticipate halo effect as those who wouldn't buy foreign PU, now may
Other Notes	Combines all GM entries	M. Fields promised it would retain best selling truck in 2007		New plant in San Antonio TX, heart of truck market	1st generation full size truck from Honda	

Source: Edmunds, J.D.Power

A.T. Kearney 63/1.2007/16326 32

GM's SUVs have less competition in the market with GMT900 vehicles controlling the volume Picture Make & Model GM GMT900 Ford Expedition Nissan Armada Toyota Sequoia Dodge Durango Mercedes GL 2007 Volume 482,665 121,450 33,298 37,265 Est. 35,000 12,109 2003-6 CAGR -8.2% -22.5% 24.9% -19.8% N/A N/A 2007-10 CAGR -2.9% -5.9% 1.1% 24.7% N/A 3.7% Current SOP Nov 2005 May 2002 Aug 2003 Sep 2000 N/A Jan 2006 Next Gen SOP Jan 2012 Jul 2010 Jul 2008 Dec 2007 Jul 2009 Jan 2012 SUVs Picture Picture Picture Picture Picture Press Reviews Customer Ratings Attractive interior with solid materials, no flat fold 3rd row seat 9.0 / 10 All major safety features standard, a few low grade interior plastics 9.5 / 10 Roomy accommodations in all three rows, fold-flat 3rd-row seat 8.5 / 10 Refined drivetrain, agile handling, Toyota reputation for reliability 9.8 /10 Powerful engines, ample cargo capacity, intuitive controls, poor fuel economy 6.3 /10 Strong acceleration, quiet interior, many luxury amenities, excellent fit and finish 9.1 / 10 Anticipated Market Strategy Level of refinement now in vehicle that was not there for discretionary buyers. Offer function and a spacious package. Maintain interior room advantage Niche entrant Enhanced "large truck" image and product Plant at risk of shutting down, highest rebate in market right now Niche player Other Notes Combines all GM entries Fabulous safety equipment Market focus on the core customer who really values what this product can bring them May have overcompensated for the current Sequoia, which was seen as too small. Much-publicized Durango hybrid Source: Edmunds, J.D.Power

Confidential
A.T. KEARNEY

GMT900 has had a strong start and will not face much competitive pressure in the SUV segment

Illustrative

U.S. Truck and Large SUV Product Pipeline (SOP)


Truck
GMT800
GMT900-Silverado, Sierra, Avalanche, EXT
GMT800 HD
GMT900- HD
F-Series Lt. Duty P221 – F150
F-Series Lt. Duty P221 – F150
F-Series Super Duty – PN131
F-Series Super Duty – P356 – F250
Dodge Ram (DR) Lt. Duty
Dodge Ram (DS) Lt. Duty
Dodge Ram (DR) Hvy Duty
Dodge Ram (DS) Hvy Duty
Toyota Tundra (800T)
Toyota Tundra (180L)
Toyota Tundra HD
Nissan Titan (F-AlphaL)
Nissan Titan (NG)
Large SUV
GMT800
GMT900- Yukon, Tahoe, Suburban, Escalade
Dodge (DS) Large SUV
Mercedes GL
Ford Expedition (U222)
Ford Expedition (U222 NG)
Nissan Armada (F-Alpha)
Nissan Armada NG
Toyota Sequoia (800T)
Toyota Sequoia NG (180L)
2004
2005
2006
2007
2008
2009
2010
2011
2012

Source: JDP Production Data

A.T. Kearney 63/1.2007/16326 34

Toyota Tundra is not likely to have an effect on GMT Pick- up Truck sales through 2008 Source: JD Power Sales Forecasts, Business Week 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 GM Trucks 66.7 64.5 57.6 59.5 60.8 55.7 57.1 58.6 59.2 64.1 Ford F-150 60.4 58 52.3 51.6 49.7 52.1 50.7 50.5 52.6 52.7 Dodge Ram 26.4 24.8 22.4 22.5 22.7 23.3 21.8 21.4 22.6 22.2 Toyota Tundra 11.2 12.7 11.9 21.7 20.7 20.8 21.1 19.2 19.1 20.5 Nissan Titan 8.4 8.7 7.6 7.5 7.3 10 10.8 10.5 10.8 10.8 Light Duty Truck Sales Forecast Market Data Toyota priced the Tundra starting at 25% higher than the Silverado Toyota's comparable V8 models are priced 48% higher than GM's Starting model of Tundra has V6 engine, while starting Silverado model has V8 Silverado, with cylinder deactivation has better fuel efficiency with a V8 (16/22) than: Tundra V6 (17/20) and 5.7L V8 (16/20) Ford F150 4.2L V6 (16/21) Ford F150 and Dodge Ram is most vulnerable to share loss with aging models Only 50% of domestic OEM Truck buyers will seriously look at a foreign brand Toyota is not pricing for share growth Tundra's price point for V8 performance will not appeal to functional buyers Near-term Tundra share growth will come from Ford, Dodge, or Nissan

Full Size SUV Sales Forecast 2004 2005 2006 2007 2008 2009 GL-Class 0 0 21898 15642 12541 13081 Navigator 38489 31106 21702 37811 34521 34086 Escalade 18420 11934 56948 52444 46274 47437 H2 40754 30029 30477 28516 15254 14797 Dodge new SUV 0 0 0 0 0 12543 Expedition 172008 107594 86280 95083 92021 89544 GM Suburban 87554 50571 101228 99227 94001 90263 GM Tahoe 191000 138059 189002 178875 170373 165455 Yukon 98166 72794 96699 80213 76409 75955 Yukon XL 29263 16853 62140 60131 57633 50419 Sequoia 62046 44852 34355 37265 80718 70326 The full-size SUV segment has many entries, with total GM entries leading, while Ford and Toyota seeing recent sales decline Source: JD Power Sales Forecasts, Business Week Market Data The segment holds about 3.5% of total US market share At the beginning of 2006 GM introduced its new Tahoe and Yukon With the introduction of its new Sequoia at the end of 2007, Toyota has plans of doubling share in this segment Volume (Annual vehicles) GM Tahoe GM Suburban Ford Expedition GM Yukon Sequoia GM Yukon XL GM Escalade Lincoln Navigator This segment may be sensitive to gas price fluctuations in the short term, however, in general the segment is fairly resilient

Confidential
A.T. KEARNEY

2007 Chevrolet Silverado / Sierra

570,000 vehicles/year are targeted, 425k Chevy Silverados, 145k GMC Sierras

Content

- 1500 Crew Cab is available in three trims: Work Truck, LT and LTZ trim in either 2WD or 4WD configurations
- 3 Engines:
  - 295 hp 4.8L V8 engine
  - 315 hp 5.3L flex fuel V8
  - 367 hp 6.0L high-output V8 engine.
- Transmissions: electronically controlled four-speed automatic transmission.
- StabiliTrak electronic stability control system with rollover mitigation technology has been added to all Crew Cab models as standard equipment.
- 4 Assembly Plants: Fort Wayne, Oshawa, Pontiac East and Silao

2007 Chevrolet Silverado 1500 Crew Cab LTZ



Pictured: 2007 Silverado 1500 Crew Cab Standard Box 4x4 LTZ

Invoice: $26,091
Retail: $28,515
Target Price: $27,850

Source: www.tundrasolutions.com, J.D. Power Sales Forecast

A.T. Kearney 63/1.2007/16326 37

Confidential

A.T. KEARNEY

2007 Toyota Tundra

Targeting 200,000 vehicles for 2007 compared to 125,000 in 2006



Content

- 3 engines, including a 5.7L produced in Huntsville, AL
- 8'1" long bed will be available in:
  - Regular Cab and
  - Double Cab Versions
    - 165-inch wheelbase
    - Crew of six plus maximum cargo
- Assembly Plants: Princeton, Indiana and San Antonio, Texas
- Maximum towing greater than 10,000 lbs, a payload capacity to compete with the best in the half ton class

I-Pod Interface



Glove Box



DVD Navigation System: May not offer XM NavTraffic[1]



Double Cab Limited Underbody



DIMENSIONS (in)	Regular Cab	Double Cab
Length:	209.8/228.7	228.7/247.6 (Std/Long bed)
Overall width:	79.9/79.9	79.9/79.9 (Std/Long bed)
Overall height:	76.0/76.4	76.0/76.4 (4x2/4x4)
Wheelbase:	126.8/145.7	145.7/164.6 (Std/Long bed)
TRUCK BED DIMENSIONS (inches)		
Bed length	78.7/97.6	787.7/97.6 (Std bed/Long bed)
Bed width	66.4	66.4 (at tailgate)
Bed width	50.0	50.0 (between wheel wells):
Bed depth:	22.2	22.2

Notes: (1) XM NavTraffic data enables an overlay of color-coded traffic flow information on the navigation map, indicating how fast the traffic is currently moving on the driver's personal route. Accidents and road construction are identified on the map by icons.

Source: www.tundrasolutions.com, J.D. Power Sales Forecast

A.T. Kearney 63/1.2007/16326 38

Confidential

A.T. KEARNEY

2008/9 Ford F-Series

Future 2009 Ford F150 and 2008 Super Duty

Content(1)
2009 F-150 (Light Duty) ▪ More aggressive exterior styling with a beefed up triple bar grill ▪ New 4.4 liter diesel engine option – first diesel offering in the ▪ 6 speed automatic transmission **2008 Ford Superduty** ▪ New features such as TailGate Step for a more versatile bed and Powerscope Mirrors the industry's first power folding and telescoping trailer tow mirrors ▪ New F-450 offering is billed as the biggest consumer pickup ever featuring a 6.4L Power Stroke diesel that can tow 5000-lbs more than an F-350

2009 Ford F150 - Concept


FUTURE TRUCK
2009 FORD F-150

2008 Ford Super Duty



Notes: (1) Industry reviews not conducted yet; Available information released from manufacturers
Source: Factiva, various automotive press

A.T. Kearney 63/1.2007/16326 39

2009 Dodge Ram Content (1) The future Dodge Ram will still look bold and aggressive DaimlerChrysler notes that pickup trucks, like cars, are becoming more like homes, with contractors needing space for files and room for a laptop computer Designers are spending a lot of time focusing on a refined interior with technological features, like an iPod adapter Designers will focus on developing a refined interior for the 2009 Dodge Ram Notes: (1) Industry reviews not conducted yet; Available information released from manufacturers Source: Factiva, various automotive press Current Dodge Ram pickup accounts for +15% of Chrysler Group sales 2009 Dodge Ram - Concept New Engine for current Dodge Ram For now Chrysler is the first automaker to come out with a diesel truck that meets the new standards Current Dodge Ram 2500 and 3500, capable of using certain biodiesel fuels, go on sale in March 2007 These 2007 models will meet tough new emission standards three years before the 2010 deadline

The impact on the market share of GM offerings will be limited based on segment dynamics and high brand loyalty Pickup Segment Large Pickup Segment has the highest loyalty of any segment (1) Chevrolet has the best brand image in the pickup segment (2) Chevrolet tops the shopping list of 56% of buyers Ford is second, GMC is third GMC rated highest in Brand Loyalty (2) Chevrolet tied for second place Only 9% of Domestic Large Pickups defect to Import models from Toyota and Nissan Notes: (1) J.D. Power, High Loyalty Segments (2006) (2) Based on study by Kelley Blue Book Marketing Research Brand Watch (1/23/2007) (3) One share point is approximately 21,000 vehicles (4) Automotive News, October 2006 Source: J.D. Power High Loyalty Segments report, Kelly Blue Book Implications to GMT900 Maintain share due to high customer brand loyalty and image The freshest model on the market usually gain share Market shares return to stable levels over time Year of last major F-series launch (2004), GM share dropped by 0.8% (3) Year of last Dodge Ram launch (2003), GM share dropped by 0.8% (3) Known features on the new 2008/2009 products are not unique F150 Diesel - GM is pursuing a diesel engine for their light duty pickups by 2010 (4) F150 6-spd - GMC Sierra already offers a 6-spd transmission 2001 2002 2003 2004 2005 2006 Ram 0.163 0.197 0.21 0.193 0.183 0.186 F-series 0.408 0.383 0.378 0.403 0.39 0.38 GM 0.429 0.42 0.412 0.404 0.427 0.433 Market Share of "Big 3" Pickup Sales

New entries from Toyota and Nissan in the large SUV segment should have a minimal impact on GMT900 share SUV Segment - New Products 2008 Toyota Sequoia Based on new Tundra pickup Larger package for passengers and cargo New engines and transmissions to provide more power 2008 Nissan Armada New exterior styling Upgraded interior No major platform changes until 2010 Implications to GMT900 Maintain share in spite of increased competition from stronger product offering from Toyota Toyota Sequoia Expected to be a significant improvement over current product Will likely capture additional share of the segment Share will mostly come at the expense of the older vehicles in the segment Nissan Armada Minor upgrade over current product Likely will maintain share Source: Factiva, various automotive press

Monthly sales for Full Size Pickup segment show month-to- month variation, but a steady average volume 1/1/2001 2/1/2001 3/1/2001 4/1/2001 5/1/2001 6/1/2001 7/1/2001 8/1/2001 9/1/2001 10/1/2001 11/1/2001 12/1/2001 1/1/2002 2/1/2002 3/1/2002 4/1/2002 5/1/2002 6/1/2002 7/1/2002 8/1/2002 9/1/2002 10/1/2002 11/1/2002 12/1/2002 1/1/2003 2/1/2003 3/1/2003 4/1/2003 5/1/2003 6/1/2003 7/1/2003 8/1/2003 9/1/2003 10/1/2003 11/1/2003 12/1/2003 1/1/2004 2/1/2004 3/1/2004 4/1/2004 5/1/2004 6/1/2004 7/1/2004 8/1/2004 9/1/2004 10/1/2004 11/1/2004 12/1/2004 1/1/2005 2/1/2005 3/1/2005 4/1/2005 5/1/2005 6/1/2005 7/1/2005 8/1/2005 9/1/2005 10/1/2005 11/1/2005 12/1/2005 1/1/2006 2/1/2006 3/1/2006 4/1/2006 5/1/2006 6/1/2006 7/1/2006 8/1/2006 9/1/2006 10/1/2006 11/1/2006 12/1/2006 Large Pickup 146162 164174 204165 159636 197492 198292 173771 185200 180715 271080 193900 213057 157259 189576 197699 188904 188640 189765 181357 218057 164102 174354 153858 220851 137515 160034 190864 200031 217997 202691 218855 229318 193589 189077 174529 230355 158781 177191 216688 201856 225816 202358 229881 222030 253778 199191 167604 240868 145048 170921 234086 199057 212638 279161 332071 202913 185223 132992 155608 235871 141179 172496 224450 186147 187644 194771 211809 200575 187985 173942 158413 193615 Full Size Pickups Vehicles Sold Monthly Note: (1) Auto sales tend to drop off during the winter months of December, January and February as consumers purchase and pay off holiday gifts (2) Total incentive includes manufacturer's incentives to dealer including dealer cash and volume bonuses. Customer Incentive is a promotion available to the end-customer. % calculation is of MSRP including dealer installed options Incentives are sales weighted averages Source: Wards Automotive, CNW 0% financing programs initiated after September 11th Attractive pricing and financing as GM closed out production of '05 models Gas prices stabilize, new GMT900 introduced

Model transition softened sales by Q3 2006 due to low demand for GMT800 as well as availability of new GMT900 1/1/2001 2/1/2001 3/1/2001 4/1/2001 5/1/2001 6/1/2001 7/1/2001 8/1/2001 9/1/2001 10/1/2001 11/1/2001 12/1/2001 1/1/2002 2/1/2002 3/1/2002 4/1/2002 5/1/2002 6/1/2002 7/1/2002 8/1/2002 9/1/2002 10/1/2002 11/1/2002 12/1/2002 1/1/2003 2/1/2003 3/1/2003 4/1/2003 5/1/2003 6/1/2003 7/1/2003 8/1/2003 9/1/2003 10/1/2003 11/1/2003 12/1/2003 1/1/2004 2/1/2004 3/1/2004 4/1/2004 5/1/2004 6/1/2004 7/1/2004 8/1/2004 9/1/2004 10/1/2004 11/1/2004 12/1/2004 1/1/2005 2/1/2005 3/1/2005 4/1/2005 5/1/2005 6/1/2005 7/1/2005 8/1/2005 9/1/2005 10/1/2005 11/1/2005 12/1/2005 1/1/2006 2/1/2006 3/1/2006 4/1/2006 5/1/2006 6/1/2006 7/1/2006 8/1/2006 9/1/2006 10/1/2006 11/1/2006 12/1/2006 Large SUV 67847 77231 92552 71976 91245 87025 76695 81280 76771 106381 82535 86488 64770 77829 80354 70644 74825 81025 96270 113632 65952 78091 71046 110913 52590 63003 74682 86956 97032 85760 93639 106684 86585 83857 85342 115276 70658 72571 82452 77188 99575 85068 102906 82022 99970 79382 74599 105857 55868 65047 76771 60410 73291 103839 108472 61435 55607 42294 53568 75470 51979 57821 62052 52530 59746 62508 56043 55561 55062 63858 65970 75387 SUVs Vehicles Sold Monthly Note: (1) Auto sales tend to drop off during the winter months of December, January and February as consumers purchase and pay off holiday gifts (2) Total incentive includes manufacturer's incentives to dealer including dealer cash and volume bonuses. Customer Incentive is a promotion available to the end-customer. % calculation is of MSRP including dealer installed options Incentives are sales weighted averages Source: Wards Automotive, CNW Significant spike in gas prices along with the effects on dealership traffic due to a sequence of weather hazards in Q3 2005 Pull-ahead for employee incentives on 2005 Model year units Gas prices stabilize, new GMT900 introduced

The production of GMT800 platform has ramped down since Q4-2005, as the GMT900 production ramped up Oct Nov Dec Jan Feb Mar Apr May June Jul Aug Sept Oct Nov Dec GMT 800 153902 129114 94073 87796 84625 96480 74217 89997 94157 44269 96033 62168 69283 37167 28326 GMT 900 0 0 8092 23895 34199 48103 43856 57681 64136 31131 67697 57432 75149 78295 81209 2006 Production Volumes: GMT800 and GMT900 Source: Ward's Automotive 2005 2006

Jan Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec Inventory 0 10981 24412 26381 37366 57437 -14496 23986 26545 35377 32128 13610 Jan Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec Sales 82185 98272 122547 111622 117110 126436 134858 114187 109831 114930 106707 124153 Production 111691 118824 144968 118073 147678 158293 75400 163730 119600 144432 115462 109535 Inventory 399938 410919 424350 426319 437304 457375 385442 423924 426483 435315 432066 413548 Inventory for the GMT800/900 has been stable at 400K vehicles throughout 2006 Production Sales Vehicles GMT 800/900: Inventory / Production / Sales History in 2006 Source: Ward's Automotive, General Motors Corp. Sales Conference Call November 2006 Inventory change from January 2006 level GM's intent in 2007 is to hold inventory levels at similar level from 2006

GMT 800/900 monthly sales for 2006 reveal a slight up-tick in December; SUV inventories are higher at year end Full Size Pick-up Trucks Source: Ward's Automotive Full Size SUVs Jan Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec GMT 800/900 Production 84146 80654 98629 79738 99423 104407 49931 102450 67505 91063 78645 73458 GMT 800/900 Sales 54761 67263 87845 81629 81840 89085 99302 80044 79375 80223 69004 81689 Jan Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec SUV Production 27545 38170 46339 38335 48255 53886 25469 61280 52095 53369 36817 36077 GMT 800/900 27424 31009 34702 29993 35270 37351 35556 34143 30456 34707 37703 42464 Production Production Sales Sales Inventory Change from January 2006 level of 314k units Inventory Change from January 2006 level of 85.5k units Highest SUV inventories: Suburban, Yukon & Yukon XL

Major economic downturns can affect truck sales differently than total vehicle sales Source: Wards Automotive, IRN Research, J. D Power, A.T. Kearney Analysis Car vs. Truck US Market Share (1995 - 2006) Impact of Economic Slowdown 1992 Recession Pickup truck sales fell by 12% year-over-year Single family home permits had also fallen by 40% year-over-year 2001 Events Total vehicle production fell 11% from 17.5MM in 2000 to 15.5MM in late 2001 Pickup trucks sales in 2002 were down 5% compared to 2001 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Car 0.571 0.552 0.534 0.51 0.499 0.497 0.482 0.473 0.449 0.434 0.463 0.451 Truck 0.429 0.448 0.466 0.49 0.501 0.503 0.518 0.527 0.551 0.566 0.537 0.548

Make Model Global Segment JD Power Segment 2003 2004 2005 2006 2007 2008 Cadillac Cadillac Escalade ESV SUV High Luxury SUV 10,874 17,796 15,254 Cadillac Cadillac Escalade/EXV SUV High Luxury SUV 38,800 40,437 29,379 35,622 36,648 31,020 Chevrolet/Daewoo Chevrolet Silverado Pickup/Truck Large Pickup 132,808 121,966 108,064 91,320 57,623 56,475 Chevrolet/Daewoo Chevrolet Silverado Pickup/Truck Large Pickup 309,880 284,586 252,147 213,078 134,464 131,772 Chevrolet/Daewoo Chevrolet Silverado HD Pickup/Truck Large Pickup 109,423 111,214 114,609 118,071 224,961 234,545 Chevrolet/Daewoo Chevrolet Silverado HD Pickup/Truck Large Pickup 12,158 12,359 12,736 13,120 24,997 26,059 Chevrolet/Daewoo Chevrolet Suburban SUV Large SUV 65,945 39,318 23,628 63,345 74,898 61,100 Chevrolet/Daewoo Chevrolet Tahoe SUV Large SUV 232,843 191,541 138,059 187,709 180,873 165,367 GMC GMC Envoy XL SUV Large SUV 50,114 41,171 33,520 5,880 GMC GMC Sierra Pickup/Truck Large Pickup 37,844 38,723 35,741 28,963 19,599 18,645 GMC GMC Sierra Pickup/Truck Large Pickup 88,306 90,355 83,393 67,577 45,732 43,504 GMC GMC Sierra HD Pickup/Truck Large Pickup 39,397 42,659 43,851 43,307 86,513 93,139 GMC GMC Sierra HD Pickup/Truck Large Pickup 4,377 4,741 4,872 4,813 9,614 10,349 GMC GMC Suburban/Yukon XL/Denali XL SUV Large SUV 53,539 49,134 46,255 49,632 69,128 62,631 GMC GMC Yukon/Denali SUV Large SUV 105,062 98,166 72,794 90,303 80,213 76,409 GMT 900 - Pickup and SUV - US Production Source: JD Power Sales Forecasts EIA DOE

GMT 900 - Large Pickups - Global Production Region Country Marque Model 2003 2004 2005 2006 2007 NORTH AMERICA CANADA Chevrolet/Daewoo Chevrolet Silverado 70,577 28,554 17,361 12,987 64,829 NORTH AMERICA CANADA Chevrolet/Daewoo Chevrolet Silverado 164,678 66,623 40,514 30,302 151,264 NORTH AMERICA CANADA Chevrolet/Daewoo Chevrolet Silverado HD 118,071 149,592 131,230 NORTH AMERICA CANADA Chevrolet/Daewoo Chevrolet Silverado HD 13,118 16,622 14,582 NORTH AMERICA CANADA GMC GMC Sierra 25,961 11,064 6,399 4,685 22,052 NORTH AMERICA CANADA GMC GMC Sierra 60,579 25,812 14,927 10,933 51,447 NORTH AMERICA CANADA GMC GMC Sierra HD 51,132 62,457 54,121 NORTH AMERICA CANADA GMC GMC Sierra HD 5,681 6,941 6,014 NORTH AMERICA MEXICO Chevrolet/Daewoo Chevrolet Silverado 9,874 6,648 24,728 80,781 29,273 NORTH AMERICA MEXICO Chevrolet/Daewoo Chevrolet Silverado 1,664 6,183 20,195 52,339 NORTH AMERICA MEXICO Chevrolet/Daewoo Chevrolet Silverado HD 6,422 7,182 10,097 1,359 NORTH AMERICA MEXICO GMC GMC Sierra 3,506 13,677 9,084 NORTH AMERICA MEXICO GMC GMC Sierra 8,180 31,911 21,199 NORTH AMERICA MEXICO Hummer Hummer Pickup NORTH AMERICA USA Chevrolet/Daewoo Chevrolet Silverado 132,808 121,966 108,064 91,320 57,623 NORTH AMERICA USA Chevrolet/Daewoo Chevrolet Silverado 309,880 284,586 252,147 213,078 134,464 NORTH AMERICA USA Chevrolet/Daewoo Chevrolet Silverado HD 109,423 111,214 114,609 118,071 224,961 NORTH AMERICA USA Chevrolet/Daewoo Chevrolet Silverado HD 12,158 12,359 12,736 13,120 24,997 NORTH AMERICA USA GMC GMC Sierra 37,844 38,723 35,741 28,963 19,599 NORTH AMERICA USA GMC GMC Sierra 88,306 90,355 83,393 67,577 45,732 NORTH AMERICA USA GMC GMC Sierra HD 39,397 42,659 43,851 43,307 86,513 NORTH AMERICA USA GMC GMC Sierra HD 4,377 4,741 4,872 4,813 9,614 SOUTH AMERICA VENEZUELA Chevrolet/Daewoo Chevrolet Silverado 1,936 4,172 5,694 5,248 5,143 Source: JD Power

GMT 900 - Large SUVs - Global Production Region Country Marque Model JD Power Segment 2003 2004 2005 2006 2007 NORTH AMERICA CANADA Chevrolet/Daewoo Chevrolet Equinox Low Medium SUV 126,621 158,552 129,468 115,668 NORTH AMERICA CANADA Chevrolet/Daewoo Chevrolet Tracker Low Medium SUV 41,978 4,543 NORTH AMERICA MEXICO Cadillac Cadillac Escalade ESV High Luxury SUV 16,154 18,420 11,887 1,234 NORTH AMERICA MEXICO Cadillac Cadillac EXT Low Luxury Pickup 10,617 10,537 6,349 9,867 10,895 NORTH AMERICA MEXICO Chevrolet/Daewoo Chevrolet Avalanche Large Pickup 50,764 45,390 29,906 31,512 44,374 NORTH AMERICA MEXICO Chevrolet/Daewoo Chevrolet Avalanche Large Pickup 50,764 45,390 29,906 31,512 44,374 NORTH AMERICA MEXICO Chevrolet/Daewoo Chevrolet Suburban Large SUV 90,719 87,554 50,571 22,073 40,329 NORTH AMERICA MEXICO GMC GMC Suburban/Yukon XL/Denali XL Large SUV 30,239 29,263 16,853 889 EASTERN EUROPE RUSSIA Chevrolet/Daewoo Chevrolet Tahoe Large SUV 451 471 602 822 EASTERN EUROPE RUSSIA Hummer Hummer H2 High Luxury SUV 82 161 184 252 NORTH AMERICA USA Cadillac Cadillac Escalade ESV High Luxury SUV 10,874 17,796 NORTH AMERICA USA Cadillac Cadillac Escalade/EXV High Luxury SUV 38,800 40,437 29,379 35,622 36,648 NORTH AMERICA USA Chevrolet/Daewoo Chevrolet Suburban Large SUV 65,945 39,318 23,628 63,345 74,898 NORTH AMERICA USA Chevrolet/Daewoo Chevrolet Tahoe Large SUV 232,843 191,541 138,059 187,709 180,873 NORTH AMERICA USA GMC GMC Envoy XL Large SUV 50,114 41,171 33,520 5,880 NORTH AMERICA USA GMC GMC Suburban/Yukon XL/Denali XL Large SUV 53,539 49,134 46,255 49,632 69,128 NORTH AMERICA USA GMC GMC Yukon/Denali Large SUV 105,062 98,166 72,794 90,303 80,213 NORTH AMERICA USA Hummer Hummer H2 High Luxury SUV 38,775 22,334 18,142 16,908 14,859 NORTH AMERICA USA Hummer Hummer H2 SUT Low Luxury Pickup 9,522 8,740 8,658 8,563 Source: JD Power

Seating Market Assessment

The Seating market operates differently across major geographic regions Insights No recent new entrants in the market - reputation and credibility with OEMs is important because of sizable and visible vehicle content Faurecia increasing presence in the North American market Relationships with current Japanese supply base required to supply Asian OEM seating More segmentation at the Tier II level North America OEMs Currently, completely outsourced Utilize "Complete Seat Supplier" Supplier is responsible for complete seat development and assembly Supplier has limited involvement in material sourcing Direct components to leverage volume across supply base and hedge risk to raw material adjustments Faurecia (Europe market leader) is steadily growing in this region, awarded GM, and new Sebring at Chrysler (2006 SOP) Europe OEMs European OEMs procure seating components and assemble in-house for about 16% (VW, DCX and BMW) Components market is more fragmented The European market still has a large portion of free sourcing of subcomponents, but there's a growing trend for mandated sourcing, including unbundling of components (mechanisms, foam) Asia OEMs Strong keiretsu relationships (Japanese OEMs) Asian OEMs sourcing to JCI and Lear through JVs or acquisitions with Asian suppliers Toyota Trim Masters (JCI / Toyota Boshoku JV) TISA (Lear / Toyota Boshuku JV) Nissan Ikedo Bussan (acquired by JCI) TACLE (Lear / Tachi-S JV) Honda SETEX (JCI/Taschi-S JV) Source: Industry interviews; A.T. Kearney analysis

The global complete seat market is estimated to grow by approximately 3% annually between 2005 and 2010 We estimate the seat support market to grow at least by 3% annually, based on the powered seat adjustment market growth The market for powered seat adjustment is growing faster than the global seat market Powered seat support products are likely to be utilized in powered seats, thus the market development for seat support is to follow that of powered seats Growth Trends Source: JD Power; Just-Auto Seating report (2007); Automobil Entwicklung; A.T. Kearney analysis The Markets for Seats and Powered Seat Adjustments (in US$ billion) 2005 2007 2010 Power seat adjustment market (WE, US, Japan) 1701 1902 2249 Global seat market 5103 5706 6747 CAGR 2005- 2010 3.0% Power seat adjustment market (NA, Europe, Japan) Global seat market $48.8 B $44.2 B 5.7% $42.2 B

OEMs are more receptive to innovative designs than other interior commodities OEMs are increasing more sequencing responsibility to suppliers, requiring establishing facilities close to OEM assembly plants (JIT plants) Although not yet for seats, OEMs are increasingly using 3rd party sequencing companies to supply JIT parts. These sequencing companies offer a higher labor arbitrage but have limited assembly capabilities Increased safety requirements and design innovation have put large emphasis on research and product development Customer Trends Technology Trends OEM Strategies Safety / Integration Several OEMs (Ford, GM, PSA...) are enhancing their internal engineering capability Toyota has required JVs with its keiretsu for sourcing Nissan sold its keiretsu to JCI who had dominated its seating until recent JV between Lear and Tachi-S Head restraints with impact countermeasures Thin profile structures Heating and Cooling Seat Modules Advances in rear seating Folding mechanism Easy Entry function Reclining ability Thin profile folding rear sear for functionality FMVSS 202 - upgraded standard, mandatory September 1, 2008 Higher minimum height requirement for front seats Limiting the distance between the back of an occupant's head and head restraint Limiting the size of gaps and openings within head restraints, Establishing new strength and dynamic compliance requirements Amending most existing test procedures Establishing requirements for head restraints voluntarily installed in rear outboard designated seating positions Source: NHTSA; A.T. Kearney analysis

Confidential

Growing trend is for complete seat suppliers to increase backward integration into metals and mechanisms

Front Seat Cost Structure


R&D
Tooling
Assembly
Other
Plastics
HR
Foam
Covers
Safety
Mechanisms
Frames (incl. height adjuster)
Front Seat
5%
8%
36%
21%
31%
Development
JIT Value-add
Trim, Foam, Headrests and Other
Safety
Metal Structure Mechanisms

Supplier Key Competencies	Opportunities
• Supply management • Supply chain management • Development capabilities (award to SOP ~ 30 months)	• Focus R&D efforts on consumer demands (stow 'n go, lighter weight, etc) • Utilize common components to reduce development time and test costs
• Supply chain management • Trimming quality	• Go with a strategic partnership if supplying to low cost country OEM
• Cut and sew efficiency	• LCC opportunities – trim • Vertically integrate high margin components • Expand trim capabilities • Establish relationships with Studios
• OEMs direct sourcing components • Seat complete suppliers are not involved in the material sourcing; these items are just pass through	• Joint Venture • Acquisition
• Stamping	• Utilize common structure across multiple OEMs • Vertical integrate high margin components • Outsource small stamped parts

Source: Industry interviews, A.T. Kearney analysis

A.T. Kearney 63/1.2007/16326 56

Seating Competitor Assessment

Segment Competitors Assessment of Top 5 Competitors(1) Assessment of Top 5 Competitors(1) Assessment of Top 5 Competitors(1) Assessment of Top 5 Competitors(1) Supplier Quality Price Differentiator Lear Hi [*] JCI Hi [*] Technology leader Faurecia Mid [*] Component leader Magna Mid [*] Vertical integration Manufacturing Processes Assembly Stamping Welding JIT sequencing Trimming Injection Molding Geographic Distribution Global Market 2006: $40 - $45 B Note: (1) Assessment based on North American OEM industry interviews Source: Lear internal data; Just-Auto; SupplierBusiness.com; A.T. Kearney analysis [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. Segment Overview: Seating JCI Lear Faurecia Intier Totoya Tachi Other Other East 0.29 0.26 0.145 0.07 0.05 0.04 0.14 0.17 JCI 29% Lear 26% Magna 7% Tachi-S 4% Faurecia 15% Other 14% NA Europe Asia AOEM East 15 15 15.6 0.02 NA 34% Europe 32% Asia/ROW 34% JCI Lear Magna JCI Lear Faurecia Toyota Boshoku JCI Lear Toyota Boshoku 5%

North America Asia Europe Source: Lear internal analysis JCI is market leader in North America and Europe, while Toyota Boshoku has 13% of the fragmented Asian market JCI Lear Magna TS Tech Tachi-S Faurecia Other East 0.42 0.32 0.13 0.06 0.03 0.02 0.02 Magna 13% Lear 32% Other 2% JCI Lear Faurecia Captive Magna Other East 0.35 0.25 0.25 0.09 0.02 0.05 Lear 25% Other 5% Yazaki Sumitomo Furukawa Others East 0.15 0.13 0.06 0.05 0.05 0.55 Toyota Boshoku 13% JCI 10% Lear 6% Faurecia 25% Captive 9% Magna 2% JCI 42% Other 55% Faurecia 2% Tachi-S 3% TS Tech 6% JCI 35% Tachi-S 5% TS Tech 5%

Low High The Seat market is concentrated with JCI and Lear Source: A.T. Kearney analysis Supplier Power Design innovation is driven by suppliers Suppliers have strong relationship with OEMs OEMs are increasingly directing the buy of components Components represent nearly 80% of the price of the seat OEMs may source a common structure for use on several programs Design innovation is driven by suppliers Suppliers have strong relationship with OEMs OEMs are increasingly directing the buy of components Components represent nearly 80% of the price of the seat OEMs may source a common structure for use on several programs Entry Barriers Reputation and credibility with OEMs is important because of sizable and visible vehicle content Requires high level of research and development capabilities With high directed content, excellent project management skills are required Sequencing experience is necessary Significant capital required along with need to be a low cost producer (supply chain management, sequencing, testing, ER&D) A new entrant would have to be a low cost producer along with significant expenditure on technology Reputation and credibility with OEMs is important because of sizable and visible vehicle content Requires high level of research and development capabilities With high directed content, excellent project management skills are required Sequencing experience is necessary Significant capital required along with need to be a low cost producer (supply chain management, sequencing, testing, ER&D) A new entrant would have to be a low cost producer along with significant expenditure on technology Buyer Power Seat systems are 30-40% of the total interior cost Ford / GM are enhancing their internal design capabilities for seats OEMs require suppliers to be close to their facilities Limited buyers with OEMs holding significant leverage Seat systems are 30-40% of the total interior cost Ford / GM are enhancing their internal design capabilities for seats OEMs require suppliers to be close to their facilities Limited buyers with OEMs holding significant leverage Substitutes New Trim Materials will reduce demand for conventional fabric Higher safety requirements and fuel consumption targets are driving innovation on seat metal frame materials that will impact current steel frame suppliers New Trim Materials will reduce demand for conventional fabric Higher safety requirements and fuel consumption targets are driving innovation on seat metal frame materials that will impact current steel frame suppliers Market Competition Market leader JCI and #2 Lear control 55% of market Increasing competition from Faurecia in North America Toyota Boshoku increasing share in North America through Lexus and Toyota programs Lower competition allows margins to vary from 5% to 9% on seats complete Market leader JCI and #2 Lear control 55% of market Increasing competition from Faurecia in North America Toyota Boshoku increasing share in North America through Lexus and Toyota programs Lower competition allows margins to vary from 5% to 9% on seats complete

Supplier / OEM Relationship: Seating Note: (1) Only major suppliers listed Source: Supplier annual reports, Just-Auto Seating report (2007), Lear internal data, A.T. Kearney analysis Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Seating Suppliers(1) Ford GM DCX BMW Fiat PSA VW Hyundai Honda Nissan/ Renault Toyota JCI ? ? ? ? ? ? ? ? Lear ? ? ? ? ? ? ? Faurecia ? ? ? ? ? ? ? ? Magna ? ? ? Toyota Boshoku ? TS Tech Significant Supplier ? ? ? ? ? ? ? OEM Strategic Trends Focus on commodity sourcing (less system integration): Primarily for the domestic NA OEM's to try to remove the system cost. Requires building internal systems capabilities JIT facilities: OEMs are increasing more sequencing responsibility to suppliers, requiring establishing facilities close to OEM assembly plants OEM Internal Capabilities: VW and BMW have product development and assembly capabilities. GM and Ford are strategically increasing their internal capabilities Cost reductions: Some OEMs have shifted focus to increased piece price analysis ? ? ?

New developments directly help OEMs create brand value by adding content or perceived quality to seats, highly visible items Source: CSM Worldwide, Aroq, Misc. articles Sophisticated second and third row seating ComfortRenew system simulates a walking-like motion VibroTactile Massage seat combined with an anti- drowsiness alert system NeckShield protection system provides support to the head and upper body Open SeatingTM, allows easy storing of third row seating EZAxis Seating, improves and simplifies third row accessibility Smart Slide, enables quick, easy movement of 60/40 bench seating to provide access to third row area Johnson Controls - New Product Developments Faurecia - New Product Developments Seats continue to be the focus of a great deal of R&D The "Soft Touch" provides tactile comfort due to graduated hardness HR21 polyurethane padding reduces vibration propagation, increasing seat life span Active lumbar support system and climate controlled seat Spinal CARE system to help protect against whiplash injuries Lear - New Product Developments Magna - New Product Developments Active seat control system to provide lateral constraint for the driver while cornering Self-Adjusting Head Restraint System to prevent whiplash injuries FabricFoam material eliminates the need for seat covers Lear's Flexible seat architecture structure (LFMS) is a front seat structure with modular cross members and adjusters Lear is supplying Dodge Durango (HB), also with the reconfigurable seats with thin profile and stadium slide seat system Full interior integration Stow 'N Go Seating

Lear Positioning: Seating Lear SWOT Analysis Strengths Weaknesses Relationships with practically all major OEMs, especially strong executive relationships at GM and Ford Global capability JVs in China resulting in new business in Asia and with Asian Automakers JVs established in China and LCCs Continuing expanding manufacturing footprint in LCC markets Niche Electronic knowledge to compliment seats Exited Interior business - positive cash flow, increase liquidity Product mix - [*] Inflexible culture and inability to deal effectively with changes in the industry Inability to effectively manage raw material costs Inability to pass through the rise in input costs Opportunities Threats Restructuring opportunities to eliminate excess capacity and reduce operating costs Improve strategic sourcing and product pricing Selectively increase vertical integration in high margin components - target acquisition of component suppliers OEMs moving away from full-service sourcing to individual component competitiveness Increased competition from relatively new entrants into North America (Faurecia - #1 seating supplier in Europe) Distractions caused by the JV negotiations Commercial or contractual disputes with customers, suppliers and unions JCI more diversified with building efficiency and power solutions [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

Confidential

A.T. KEARNEY

Most growth from Tier 1 suppliers in Asia is through joint ventures with local suppliers

Examples of JVs with Established Local Asian Supplier

- Futuris Automotive Interiors
  - Three seat systems for Chery Automotive
  - JV – Air International (Futuris) 70%, Chinese Automotive Investment Group (20%), and Local Government Authority (10%)
- Intier DAS Seating Systems
  - Pursue production of complete seats and seating mechanisms
  - 50/50 Joint Venture with Magna and DAS Korea
- TACLE Guangzhoe Automotive Seat Co Ltd
  - Supply seats to China Dongfeng Motor Co (Nissan)
  - JV – Tachi-S (51%), Lear (40%), and Chinese Investment Firm (9%)

Lear is aggressively growing total Asian Business

- Lear is currently involved in 12 JVs in China
- Lear has two wholly-owned subsidiaries in China
- New Seating Awards in China for 2006 with Chery, Nanjing Auto, GM, BMW, Mazda, and Nissan
- Previous Seating Awards with Chang'an Ford (Ford / Chang'an Automotive JV), Hyundai, BMW, Fiat / VW JV, Shanghai Automotive / GM JV, GM / Daewoo in South Korea, and Nissan (China, India and Thailand)

Source: 2005 just-auto.com report; A.T. Kearney analysis

A.T. Kearney 63/1.2007/16326 64

Seating Competitor Profile

Competitor Profile: Johnson Controls (JCI) Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography Three business units: Automotive Group, Building Efficiency, and Power Solutions 76,000 global Automotive Group employees Announced a restructuring plan in Q3 of FY 2006 and recorded a $197 million restructuring charge related to cost reduction initiatives mainly in its interior experience and building efficiency businesses; includes workforce reductions and plant consolidations; interior experience restructuring in NA will improve profitability of manufacturing and supplying instrument panels, headliners and other interior components 2006 cost reduction programs, purchasing savings and other operational efficiencies contributed approximately $253 MM in NA and $134 MM in Europe operating improvements 2006 JCI Total: $ 32,235 MM (+17%) 2006 Interior: $18.3 B (-3%) 2005 Interior NA Sales: $8.5 B 2005 Interior Europe Sales: $8.9 B 2005 Interior Asia Sales: $1.4 B Three business units: Automotive Group, Building Efficiency, and Power Solutions 76,000 global Automotive Group employees Announced a restructuring plan in Q3 of FY 2006 and recorded a $197 million restructuring charge related to cost reduction initiatives mainly in its interior experience and building efficiency businesses; includes workforce reductions and plant consolidations; interior experience restructuring in NA will improve profitability of manufacturing and supplying instrument panels, headliners and other interior components 2006 cost reduction programs, purchasing savings and other operational efficiencies contributed approximately $253 MM in NA and $134 MM in Europe operating improvements Operating Income by Segment Assets Three business units: Automotive Group, Building Efficiency, and Power Solutions 76,000 global Automotive Group employees Announced a restructuring plan in Q3 of FY 2006 and recorded a $197 million restructuring charge related to cost reduction initiatives mainly in its interior experience and building efficiency businesses; includes workforce reductions and plant consolidations; interior experience restructuring in NA will improve profitability of manufacturing and supplying instrument panels, headliners and other interior components 2006 cost reduction programs, purchasing savings and other operational efficiencies contributed approximately $253 MM in NA and $134 MM in Europe operating improvements 2006 Total: $1,282 MM (+20%) 2006 Interior: $500 MM (-21%) 2006 NA: $145 MM 2006 Europe: $383 MM 2006 Asia: ($28 MM) 2006 JCI Total: $21,921 MM 2006 JCI Automotive: $9,359 MM 2006 JCI Total PPE: $3,968 MM Three business units: Automotive Group, Building Efficiency, and Power Solutions 76,000 global Automotive Group employees Announced a restructuring plan in Q3 of FY 2006 and recorded a $197 million restructuring charge related to cost reduction initiatives mainly in its interior experience and building efficiency businesses; includes workforce reductions and plant consolidations; interior experience restructuring in NA will improve profitability of manufacturing and supplying instrument panels, headliners and other interior components 2006 cost reduction programs, purchasing savings and other operational efficiencies contributed approximately $253 MM in NA and $134 MM in Europe operating improvements Customer Relationships Customer Relationships Acquisitions/Joint Ventures Alfa Romeo, Audi, BMW, Citroen, DaimlerChysler, Fiat, Ford, General Motors, Jaguar, Honda, Lancia, Land Rover, Mazda, Mitsubishi, Nissan, Opel, Peugeot, Porsche, Renault, Rover, Saab, Seat, Skoda, Smart, Suzuki, Toyota, Vauxhall, Volvo, VW Awarded Ford seating supplier by Visteon's Chesterfield facility (Visteon exited its seating business in Alfa Romeo, Audi, BMW, Citroen, DaimlerChysler, Fiat, Ford, General Motors, Jaguar, Honda, Lancia, Land Rover, Mazda, Mitsubishi, Nissan, Opel, Peugeot, Porsche, Renault, Rover, Saab, Seat, Skoda, Smart, Suzuki, Toyota, Vauxhall, Volvo, VW Awarded Ford seating supplier by Visteon's Chesterfield facility (Visteon exited its seating business in Trim Masters is a joint venture between Johnson Controls, Toyota Boshoku and Toyota Tsusho that is based in Harrodsburg, Kentucky (2005 Sales $1,195 MM) Established 10 JV in China 11/20/06, announced 50/50 JV with China's Chery automotive. JV plant will be in Wuhu. Chrysler Group has agreed to distribute subcompact cars manufactured by Chery 2000, Acquired Ikeda Bussan (Nissan keiretsu seat supplier) Products & Technology (1) Products & Technology (1) Geographic Footprint Seating Systems (world's largest manufacturer of complete seats) Power Solutions (world's largest manufacturer of automotive batteries) MS (Master Plan Structure) seat frame, standardized seat frame used on about 80% of JCI seats Open SeatingTM, allows easy storing of third row seating EZAxis Seating, improves and simplifies third row accessibility Smart Slide, enables quick, easy movement of 60/40 bench seating to provide access to third row area Leap(r) Seat, uses patented technology from Steelcase's Leap high-performance office chair featuring three key areas: (1) Live BackTM system, contours seat to the individual without the need for manual adjustment, (2) Replicates the natural pivot point of the human body to optimize comfort, and (3) Natural GlideTM system allows the individual to change postures without affecting reach or visual orientation VibraTechTM Foam, materially enhanced foam providing superior performance characteristics (vibration dampening, thinner profile seating) Seating Systems (world's largest manufacturer of complete seats) Power Solutions (world's largest manufacturer of automotive batteries) MS (Master Plan Structure) seat frame, standardized seat frame used on about 80% of JCI seats Open SeatingTM, allows easy storing of third row seating EZAxis Seating, improves and simplifies third row accessibility Smart Slide, enables quick, easy movement of 60/40 bench seating to provide access to third row area Leap(r) Seat, uses patented technology from Steelcase's Leap high-performance office chair featuring three key areas: (1) Live BackTM system, contours seat to the individual without the need for manual adjustment, (2) Replicates the natural pivot point of the human body to optimize comfort, and (3) Natural GlideTM system allows the individual to change postures without affecting reach or visual orientation VibraTechTM Foam, materially enhanced foam providing superior performance characteristics (vibration dampening, thinner profile seating) 255 global manufacturing locations for both business units Interior business unit has 55 plants in North America US: 41 Canada: 7 Mexico: 7 5 technology centers Plymouth, Michigan USA Holland, Michigan USA Burscheid, Germany Pontoise, France Ayase, Japan Note: (1) Products & technology are only listed for Seating business unit Source: JCI web site; JCI 2005 Annual Report; JCI News Releases; Ward's Autoworld March 2006, FactSet, Reuters

Competitor Profile: Faurecia Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography Leading French interior and exhaust systems supplier Focuses in 6 major modules: Seating, Door Modules, Cockpit Modules, Front End Modules, Acoustic and Exhaust Systems Seating - #1 in Europe, #3 Worldwide Spends 5.7% of 2005 sales on R&D Cockpits - 30% share of European market through its JV with Siemens Door panels - Leader in Europe, #2 in global market Renewed focus by cockpit JV to increase US sales of integrated cockpit modules Seven new US plants announced in Jan 2006 - new interior systems modules plants at Fraser & Sterling Heights, MI and Northwood, OH Global Sales : &128;10,978.5 MM Seating Sales: &128;4,794.4 MM Interior Sales: &128;3,482.7 MM North America: 11% Europe: 81% Others: 8% Leading French interior and exhaust systems supplier Focuses in 6 major modules: Seating, Door Modules, Cockpit Modules, Front End Modules, Acoustic and Exhaust Systems Seating - #1 in Europe, #3 Worldwide Spends 5.7% of 2005 sales on R&D Cockpits - 30% share of European market through its JV with Siemens Door panels - Leader in Europe, #2 in global market Renewed focus by cockpit JV to increase US sales of integrated cockpit modules Seven new US plants announced in Jan 2006 - new interior systems modules plants at Fraser & Sterling Heights, MI and Northwood, OH Sales Growth Operating Income Leading French interior and exhaust systems supplier Focuses in 6 major modules: Seating, Door Modules, Cockpit Modules, Front End Modules, Acoustic and Exhaust Systems Seating - #1 in Europe, #3 Worldwide Spends 5.7% of 2005 sales on R&D Cockpits - 30% share of European market through its JV with Siemens Door panels - Leader in Europe, #2 in global market Renewed focus by cockpit JV to increase US sales of integrated cockpit modules Seven new US plants announced in Jan 2006 - new interior systems modules plants at Fraser & Sterling Heights, MI and Northwood, OH Global Sales : 1.4% Interior Sales: -0.1% Global: $340 M (-33%) Leading French interior and exhaust systems supplier Focuses in 6 major modules: Seating, Door Modules, Cockpit Modules, Front End Modules, Acoustic and Exhaust Systems Seating - #1 in Europe, #3 Worldwide Spends 5.7% of 2005 sales on R&D Cockpits - 30% share of European market through its JV with Siemens Door panels - Leader in Europe, #2 in global market Renewed focus by cockpit JV to increase US sales of integrated cockpit modules Seven new US plants announced in Jan 2006 - new interior systems modules plants at Fraser & Sterling Heights, MI and Northwood, OH Customer Relationships Customer Relationships Acquisitions/Joint Ventures Supplies to Ford, GM, DaimlerChrysler, BMW and Volkswagen in North America New substantial contracts for Chrysler Sebring, Dodge Stratus and Jeep for door modules, interior trim, cockpit, seats and exhausts Won contract in July 2005 to supply HIM (High Integrated Modules) door modules for DaimlerChrysler Supplies to Ford, GM, DaimlerChrysler, BMW and Volkswagen in North America New substantial contracts for Chrysler Sebring, Dodge Stratus and Jeep for door modules, interior trim, cockpit, seats and exhausts Won contract in July 2005 to supply HIM (High Integrated Modules) door modules for DaimlerChrysler Acquired Sommer Allibert (including SAI Automotive) in 2001. SAI was the European leader in instrument panels and cockpits, door panels and modules, and acoustics Products & Technology Products & Technology Geographic Footprint (1) Cockpit Modules: airbags, air ducts, air outlets, instrument panels, metal cross bar beams, steering columns, storage facilities, door panels and complete door modules, acoustic materials and trim Seats, Exhaust Systems, and Front-End Innovative designs for door panels, IPs and consoles - PU cast polyurethane skin which enables an exact match of colors, materials and grains inside vehicle; IPs with greater rigidity, and higher resistance to impact, and innovative central consoles Cockpit Modules: airbags, air ducts, air outlets, instrument panels, metal cross bar beams, steering columns, storage facilities, door panels and complete door modules, acoustic materials and trim Seats, Exhaust Systems, and Front-End Innovative designs for door panels, IPs and consoles - PU cast polyurethane skin which enables an exact match of colors, materials and grains inside vehicle; IPs with greater rigidity, and higher resistance to impact, and innovative central consoles 28 R&D centers 160 global production sites in 28 countries Additions +15, 2006; +9, 2005; +10, 2004, -1 each year Note: (1) Sales and operating income data is as at December 31, 2005 Source: Global Insight Report 2006; Facurecia web site,

Competitor Profile: Magna Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography Intier is one of the top 3 players in the Seating NA market Three major divisions have been privatized in 2005: Tesma, Decoma, and Intier Automotive External production sales to rest of the world increased 53% to $140MM NA sales increased 18% to $9.8B in 2004 Sales in Europe increased 25% to $4.7B in 2004 Magna invested $848MM in fixed assets in 2005 Magna closed several facilities during 2005 that were incurring losses during 2004 2005 Magna Total: $22.8 B 2004 Intier Total: $ 5.5 B 2004 Intier NA Sales: $2.5 B 2004 Intier Europe Sales: $1.5 B Intier is one of the top 3 players in the Seating NA market Three major divisions have been privatized in 2005: Tesma, Decoma, and Intier Automotive External production sales to rest of the world increased 53% to $140MM NA sales increased 18% to $9.8B in 2004 Sales in Europe increased 25% to $4.7B in 2004 Magna invested $848MM in fixed assets in 2005 Magna closed several facilities during 2005 that were incurring losses during 2004 Operating Income by Segment Assets Intier is one of the top 3 players in the Seating NA market Three major divisions have been privatized in 2005: Tesma, Decoma, and Intier Automotive External production sales to rest of the world increased 53% to $140MM NA sales increased 18% to $9.8B in 2004 Sales in Europe increased 25% to $4.7B in 2004 Magna invested $848MM in fixed assets in 2005 Magna closed several facilities during 2005 that were incurring losses during 2004 2005 Magna Total: $942 M 2006 Intier Total PPE: $4.1 B Intier is one of the top 3 players in the Seating NA market Three major divisions have been privatized in 2005: Tesma, Decoma, and Intier Automotive External production sales to rest of the world increased 53% to $140MM NA sales increased 18% to $9.8B in 2004 Sales in Europe increased 25% to $4.7B in 2004 Magna invested $848MM in fixed assets in 2005 Magna closed several facilities during 2005 that were incurring losses during 2004 Customer Relationships Customer Relationships Acquisitions/Joint Ventures Top 5 customers: DaimlerChrysler (25%), General Motors (20%), Ford (15%), BMW (18%) and Volkswagen (6%) Other customers: Renault-Nissan, Fiat, Mitsubishi, Toyota and Honda Extensive luxury car footprint that avoids volume price competition Intier has been awarded seating business in Korea in 2005 Top 5 customers: DaimlerChrysler (25%), General Motors (20%), Ford (15%), BMW (18%) and Volkswagen (6%) Other customers: Renault-Nissan, Fiat, Mitsubishi, Toyota and Honda Extensive luxury car footprint that avoids volume price competition Intier has been awarded seating business in Korea in 2005 NVG has been acquired in 2004 CTS (Car Top Systems) has been acquired in 2006, with 6 facilities in Europe and 2 facilities in NA (1,100 employees) JV agreement to supply mirrors in India (2005) Products & Technology Products & Technology Geographic Footprint Seating Systems (In the European market, Intier has 3% market share). Complete Seats for VW Caddy, Chevy Cobalt and Equinox, Pontiac Pursuit, Mercury Mariner and Monterey, Ford Freestar Stow-and-Go seats for DaimlerChrysler minivans Seat Adjusters Third largest manufacturer of adjusting mechanisms in NA, with 15% market share. Mechanisms for Honda Accord and Pilot, Chevy Colorado, GMC Canyon Interior Systems Cockpits: Sidewall & Trim: door panels for BMW 1-series, 6-series, MB A-Class, Chevy Malibu, Cadillac STS Overhead Systems: Cadillac STS, Chevrolet Equinox, Ford Freestar, Mercury Monterey Integrated Interiors Cadillac SRX, except for seats Full interior integration for Cadillac CTS, GMT 900 are a strong competitive advantage Cargo Management: BMW X3, MB A-Class Floor Consoles Closure Systems / Metal Body & Chassis / Mirror Systems Seating Systems (In the European market, Intier has 3% market share). Complete Seats for VW Caddy, Chevy Cobalt and Equinox, Pontiac Pursuit, Mercury Mariner and Monterey, Ford Freestar Stow-and-Go seats for DaimlerChrysler minivans Seat Adjusters Third largest manufacturer of adjusting mechanisms in NA, with 15% market share. Mechanisms for Honda Accord and Pilot, Chevy Colorado, GMC Canyon Interior Systems Cockpits: Sidewall & Trim: door panels for BMW 1-series, 6-series, MB A-Class, Chevy Malibu, Cadillac STS Overhead Systems: Cadillac STS, Chevrolet Equinox, Ford Freestar, Mercury Monterey Integrated Interiors Cadillac SRX, except for seats Full interior integration for Cadillac CTS, GMT 900 are a strong competitive advantage Cargo Management: BMW X3, MB A-Class Floor Consoles Closure Systems / Metal Body & Chassis / Mirror Systems Magna has 224 global manufacturing operations, and 60 product development and engineering centers Intier has 74 global manufacturing locations, 15 product development, engineering and testing facilities Major Intier's product development facilities: United States: 2 Germany: 1 China: 1 UK: 1 Major Intier's manufacturing facilities: United States: 7 Canada: 7 Mexico: 2 Germany: 3 UK: 2 Czech Republic: 2 Poland / China / Turkey / Spain: 1 Source: Magna 4th Quarter 2006 Results, Magna 2005 Annual Report

Competitor Profile: Toyota Boshoku Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography Enterprise of Toyota Motor Group July, 2006: established Toyota Boshoku Canada, Inc. to manufacture and market seats and interior components July, 2003: established Master Trim de Argentina S.R.L. to manufacture and market seats and interior trim in South America October, 2003: established Toyota Boshoku Australia to manufacture and market seats and interior components in Australia June, 2001: established ARJ Manufacturing, L.L.C. to manufacture and market seats and interior components May, 2001: Established Toyota Boshoku America, Inc. - Development, Design and marketing of interior components 2006 Total: $7,471 MM Interiors: $6,700 MM Filtration/Powertrain: $572 MM Textiles: $198 MM Japan: 62% Americas: 26% Other: 12% Enterprise of Toyota Motor Group July, 2006: established Toyota Boshoku Canada, Inc. to manufacture and market seats and interior components July, 2003: established Master Trim de Argentina S.R.L. to manufacture and market seats and interior trim in South America October, 2003: established Toyota Boshoku Australia to manufacture and market seats and interior components in Australia June, 2001: established ARJ Manufacturing, L.L.C. to manufacture and market seats and interior components May, 2001: Established Toyota Boshoku America, Inc. - Development, Design and marketing of interior components Operating Income by Segment Assets Enterprise of Toyota Motor Group July, 2006: established Toyota Boshoku Canada, Inc. to manufacture and market seats and interior components July, 2003: established Master Trim de Argentina S.R.L. to manufacture and market seats and interior trim in South America October, 2003: established Toyota Boshoku Australia to manufacture and market seats and interior components in Australia June, 2001: established ARJ Manufacturing, L.L.C. to manufacture and market seats and interior components May, 2001: Established Toyota Boshoku America, Inc. - Development, Design and marketing of interior components 2006 Total: $287 MM Total Assets: $3,377 MM Net Property: $1,240 MM Enterprise of Toyota Motor Group July, 2006: established Toyota Boshoku Canada, Inc. to manufacture and market seats and interior components July, 2003: established Master Trim de Argentina S.R.L. to manufacture and market seats and interior trim in South America October, 2003: established Toyota Boshoku Australia to manufacture and market seats and interior components in Australia June, 2001: established ARJ Manufacturing, L.L.C. to manufacture and market seats and interior components May, 2001: Established Toyota Boshoku America, Inc. - Development, Design and marketing of interior components Customer Relationships Customer Relationships Acquisitions/Joint Ventures Toyota Largest supplier of seats to Toyota Toyota Largest supplier of seats to Toyota Trim Masters is a joint venture between Johnson Controls, Toyota Boshoku and Toyota Tsusho that is based in Harrodsburg, Kentucky (2005 Sales $1,195 MM) Total Interior Systems - America (TISA) is a joint venture with Lear October, 2004: Acquired Araco Corporation's automotive interior division and with Takanichi Co., Ltd. Products & Technology Products & Technology Geographic Footprint Seats (Relax Cabin Seat - Toyota Estima; Seat Relaxation System - Lexus LS460; Precrash Intelligent Headrest) Interiors (Door Trims, Floor Carpets, Headliners, SRS Airbags, Dash Silencers, Seat Belt Webbing) Seats (Relax Cabin Seat - Toyota Estima; Seat Relaxation System - Lexus LS460; Precrash Intelligent Headrest) Interiors (Door Trims, Floor Carpets, Headliners, SRS Airbags, Dash Silencers, Seat Belt Webbing) 82 subsidiaries and affiliates Seating has 42 manufacturing locations Japan: 11 China: 10 Rest of Asia: 9 Americas: 7 Other: 5 Note: (1) Financial data is as at March 31, 2006 Source: 2006 Toyota Boshoku Annual Report,

Competitor Profile: Tachi-S Co. Ltd Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography 3,709 Employees Tachi-S Trim Guangzhou, wholly owned company to manufacture and sell automotive seat trim in China 11/2006, Notice of Business Collaboration with Kasai Kogya Co., Ltd. (interior door trim supplier) to investigate benefits of joint process development, mutual outsourcing of production and joint uses of facilities and equipment 2005, established Tachi-S Trim Guangzhou Co., Ltd. To manufacture sewn automotive seat components in China 2006 Total Sales: $1,794 MM 2006 Passenger Car Seating Sales: $1,644 MM Japan: 59% North America: 41% 3,709 Employees Tachi-S Trim Guangzhou, wholly owned company to manufacture and sell automotive seat trim in China 11/2006, Notice of Business Collaboration with Kasai Kogya Co., Ltd. (interior door trim supplier) to investigate benefits of joint process development, mutual outsourcing of production and joint uses of facilities and equipment 2005, established Tachi-S Trim Guangzhou Co., Ltd. To manufacture sewn automotive seat components in China Operating Income by Segment Assets 3,709 Employees Tachi-S Trim Guangzhou, wholly owned company to manufacture and sell automotive seat trim in China 11/2006, Notice of Business Collaboration with Kasai Kogya Co., Ltd. (interior door trim supplier) to investigate benefits of joint process development, mutual outsourcing of production and joint uses of facilities and equipment 2005, established Tachi-S Trim Guangzhou Co., Ltd. To manufacture sewn automotive seat components in China 2006 Total: $26.3 MM Total Assets: $902 MM Net Property: $235 MM 3,709 Employees Tachi-S Trim Guangzhou, wholly owned company to manufacture and sell automotive seat trim in China 11/2006, Notice of Business Collaboration with Kasai Kogya Co., Ltd. (interior door trim supplier) to investigate benefits of joint process development, mutual outsourcing of production and joint uses of facilities and equipment 2005, established Tachi-S Trim Guangzhou Co., Ltd. To manufacture sewn automotive seat components in China Customer Relationships Customer Relationships Acquisitions/Joint Ventures Nissan, Toyota, Honda, Isuzu, Mitsubishi and Suzuki Nissan, Toyota, Honda, Isuzu, Mitsubishi and Suzuki 2005, Fuji Autotech Guangzhou Co., Ltd. In Guangzhou, China 2005, TACLE (51% Tachi-S/49% Lear JV) to supply seats to Nissan. Locations in Sunderland, U.K. ; Smyrna, TN; and Guangzhou, China 2004, SETEX (51% Tachi-S/49% JCI JV) to supply seats to Honda in Shelburne, Ontario 2004, Fuji Autotech U.S.A. LLC (Fuji Kiko 66%/Tachi-S 34% JV) to supply mechanical component parts for automotive seats in Walton, KY Products & Technology Products & Technology Geographic Footprint Seats Strengths in frame processing and sewn product processing technologies Seats Strengths in frame processing and sewn product processing technologies Corporate Headquarters - Tokyo, Japan 8 Technical Center and Plants in Japan 28 subsidiaries and affiliates Japan: 11 China: 6 North America: 9 Europe: 2 Note: (1) Financial data is as at March 31, 2006 Source: Tachi-S website, 2006 Tachi-S Annual Report

Electrical / Electronic Market Assessment

Lear's Electronic and Electrical business participate in two distinct markets Electronic Electrical Typical Products Core Competencies Market Characteristics Electronic Modules Body Control Interior displays and controls Wireless TPMS RKE Immobilizer Design Capabilities Software Hardware RF Manufacturing PCB Assembly Functional Test Broad range of products Body Control Security and Safety Powertrain Entertainment Large Global Players Standardization is high due to required investments Electrical Distribution Wiring Connectors Terminals Junction Boxes Relay Boxes Smart Junction Boxes Systems Engineering System design Program and Change management Manufacturing Low Cost Labor Change Management Highly fragmented by product function and supplier expertise Cost competitive market U.S. and Japanese suppliers dominate markets Large Global Players Trend towards less system integration and more commodity sourcing Source: Supplier websites, Lear Electrical Systems Division report (2007), A.T. Kearney analysis

Global markets have distinct differences which offer Europe and Asia suppliers technology advantages North America Europe Asia OEM Buying Trends Modules have been integrated to reduce proliferation of controllers OEMs have shed in-house capabilities, but some are moving away from sourcing integrated systems European OEMs lead the technology curve They maintain tight relationships with preferred suppliers Keiretsu relationships have maintained strength of local suppliers Market Competition Traditional European suppliers have brought technology to the U.S. market Large European players lead in technology development globally Technology North American markets are followers to other market areas Europe leads in safety and electrical architecture development and commercialization Japan market leads in multimedia technology Geographic Market Insights Technology leaders in Europe and Asia gain capability advantages in the N.A. market Tight relationships in Europe and Asia with suppliers and OEMs limit growth in those markets to U.S. suppliers Increased emphasis on building component skills and capabilities Source: Just-Auto Electrical Wiring Systems report (2006), Lear Electrical Systems Division Report (2007), A.T. Kearney analysis

Confidential

A.T. KEARNEY

Electronic and Electrical markets have varied margin and growth potential

Electronic & Electrical

- **Electrical Distribution Systems**
  - Wire Harnesses
  - Connectors & Terminals
  - Junction Boxes (incl SJB's)
- **Interior Control & Entertainment**
  - Switches
  - Door/Seat Control Modules
  - Entertainment Systems
- **Wireless Systems**
  - Tire Pressure
  - Security

	Wire Harnesses	Connectors & Terminals	Junction Boxes (incl SJB's)	Switches	Door/Seat Control Modules	Entertainment Systems	Tire Pressure	Security
Market Size ($B)	$17 B	$9 B	$29 B			$15 B	$3 B	
Annual Market Growth	3-4%		6-8%			10-12%	20%	6%
Typical Operating Margins (%)	[*]		[*]	[*]	[*]	[*]	[*]	[*]

Competitor Portfolios

	Wire Harnesses	Connectors & Terminals	Junction Boxes (incl SJB's)	Switches	Door/Seat Control Modules	Entertainment Systems	Tire Pressure	Security
Delphi	■	■	■	■	■	■	■	■
Denso					■	■		■
Yazaki	■	■	■					
Valeo	■		■	■	■			■
Bosch			■	■	■	■	■	■

Source: Supplier websites, annual reports and SEC filings; Just-Auto Electrical Wiring Systems report (2006), Strategy Analytics report on Automotive Electronics (2004), A.T. Kearney analysis; Lear Electrical Systems Division Report (2007)

[*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

A.T. Kearney 63/1.2007/16326 74

The value chain for Electrical is dominated by the labor intensive manufacturing process Wire Electrical System Design Integrated Assemblies (Intertronics) Wire Harness manufacturing OEM Vehicle Assembly Connector System Other Components Sales, Project Management, Launch Support Lear Capabilities Value Chain Insights Manufacturing Labor and Raw Material costs are significant cost drivers with few opportunities for differentiation Manage raw material (primarily wire/copper) contracts to hedge against market price increases Conduct manufacturing in LCC locations due to high manual labor content (approx 50% of cost) Key supplier competencies include strong project management and electrical system capabilities Electrical System integration (wiring, SJB, system design) is required capability for most wiring harness suppliers Some OEM's are moving away from purchasing fully integrated assemblies, preferring to build these capabilities in-house Source: A.T. Kearney analysis Illustrative

Electronics relies on automated manufacturing equipment and product development expertise R&D Software Development Component Design Integrated Final Assemblies (Intertronics) OEM Vehicle Assembly Connector System Sub-components Electronic Module Manufacturing Specialized Electronic Devices - LCD Screens, DVD Players, etc Sales, Project Management, Launch Support Value Chain Insights Manufacturing complexity varies based on the electronic product function Opportunity to decrease manufacturing costs through LCC sourcing provided that critical technology capabilities can be supported Key competencies include software development capability and engineering expertise Lear Capabilities Source: A.T. Kearney analysis Illustrative

Electrical / Electronic Competitor Assessment

Segment Competitors (Global) Top 5 Competitors - Portfolios Top 5 Competitors - Portfolios Top 5 Competitors - Portfolios Top 5 Competitors - Portfolios Top 5 Competitors - Portfolios Harness Assembly Wire Connectors Junction Boxes Lear ? - ? ? Yazaki ? ? ? ? Sumitomo ? ? ? ? Delphi ? ? ? ? Leoni ? ? - - Manufacturing Processes Labor intensive harness assembly typically done in low cost countries Capital investment required for terminal and connector component manufacturing and for terminal crimping equipment Smart Junction Box manufacturing is similar to the electronics segment - components are placed on circuit boards using automated, high-speed equipment Geographic Distribution Global Market '06: $21 B NA Market: $5 B Source: Company annual reports; Just-Auto Electrical Wiring Systems report (2006), A.T. Kearney analysis, Lear Internal documents Segment Overview: Electrical Distribution Systems Yazaki Sumitomo Delphi Lear Intier Valeo Other East 0.25 0.2 0.18 0.08 0.05 0.05 0.19 Yazaki 25% Sumitomo 20% Leoni 5% Lear 8% Delphi 18% Valeo 5% Other 17% NA Europe ROW East 0.25 0.35 0.4 NA 25% Europe 35% Asia / ROW 40% Delphi Yazaki Lear Delphi Leoni Valeo Yazaki Sumitomo Delphi

North America Asia Europe Source: Just-Auto Electrical Wiring Systems report (2006), A.T. Kearney analysis Regional Market Share: Electrical Distribution Delphi Yazaki Lear AFL Sumitomo Others East 0.26 0.25 0.13 0.13 0.1 0.13 Yazaki 25% AFL 13% Lear 13% Sumitomo 10% Other 17% Yazaki Delphi Valeo Leoni Sumitomo Lear Others East 0.25 0.25 0.12 0.09 0.08 0.06 0.15 Yazaki 25% Delphi 25% Lear 6% Yazaki Sumitomo Furukawa Others East 0.43 0.4 0.1 0.07 Yazaki 43% Furukawa 10% Other 7% Valeo 12% Leoni 9% Sumitomo 8% Others 15% Delphi 26% Sumitomo 40% Implications Suppliers with varying market positions in each region create opportunity for partnerships or acquisitions to increase global scale and gain access to new OEMs Recently evidenced by Sumitomo's acquisition of Volkswagen's captive wiring division in order to gain share in the European market (sale completed in 2006) In addition to complementary regional focus, suppliers may look to form partnerships in order to gain access to technological innovations or to build capability

Manufacturing Footprint: Electrical Note: (1) Lear's current restructuring plan will impact the distribution of manufacturing sites Source: Just-Auto Electrical Wiring Systems report (2006), A.T. Kearney analysis, Lear Internal documents Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Electrical Manufacturing Locations (number of locations shown per region) Mature Markets Mature Markets Mature Markets Low Cost Countries Low Cost Countries Low Cost Countries Low Cost Countries Low Cost Countries US/ Canada Europe Japan/ Korea Mexico & Latin America Eastern Europe China Other Asia LCC Presence Lear1 2 10 16 8 4 2 Yazaki 4 1 6 4 4 11 Sumitomo 7 7 1 4 6 6 13 Valeo 14 8 AFL 4 4 7 4 In addition to manufacturing wire harnesses in LCC, suppliers should evaluate transferring engineering to LCC as well

Electrical Distribution market analysis suggests several strong influences with OEM's still holding leverage Source: A.T. Kearney analysis Supplier Power Limited number of terminal and connector suppliers, some captive to other competitors Copper (commodity) is key input (prices have been risen recently) Limited number of terminal and connector suppliers, some captive to other competitors Copper (commodity) is key input (prices have been risen recently) Entry Barriers Labor intensive harness assembly has low barriers to entry Integration of design, systems and smart junction box capabilities creates a significant barrier to entry New entrants may not have program management capabilities Labor intensive harness assembly has low barriers to entry Integration of design, systems and smart junction box capabilities creates a significant barrier to entry New entrants may not have program management capabilities Buyer Power Limited buyers with OEM's holding significant leverage Asian Transplants are starting to use North American suppliers and receive aggressive pricing to gain customer relationships Limited buyers with OEM's holding significant leverage Asian Transplants are starting to use North American suppliers and receive aggressive pricing to gain customer relationships Substitutes Few alternatives to wire systems available Increases in multiplexing, wireless and flat wire harnesses could lead to decline in traditional market Few alternatives to wire systems available Increases in multiplexing, wireless and flat wire harnesses could lead to decline in traditional market Market Competition Dominated by a few large players who can provide an combination of components, wire harness, and systems expertise Suppliers tend to form long-term relationships with OEM's Dominated by a few large players who can provide an combination of components, wire harness, and systems expertise Suppliers tend to form long-term relationships with OEM's Low High

Supplier / OEM Relationship: Electrical Note: (1) Only major suppliers listed Source: Supplier annual reports, Just-Auto Electrical Wiring Systems report (2006), Lear Electrical Systems Division Report (2007), A.T. Kearney analysis Work in Progress Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Electrical/Electronic Suppliers(1) Ford GM DCX BMW Fiat PSA VW Hyundai Honda Nissan/ Renault Toyota Yazaki Sumitomo ? ? ? ? Delphi ? ? Lear ? ? ? ? ? Leoni (INTEDIS) ? ? Valeo ? ? ? ? ? ? Significant Supplier ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? ? OEM Strategic Trends Integration at the supplier: General trend toward more electrical systems integration by the supplier to increase overall savings, evidenced by comments from management at Yazaki and INTEDIS (JV between Leoni wiring and Hella electronics) in recent interviews Volkswagen sale: VW completed the sale of its wire harness component division to Sumitomo in 2006, suggesting that maintaining this capability is not essential to their ability to compete Some OEMs are focusing on component sourcing (less system integration): Primarily for the domestic NA OEM's to try to remove the system cost. Requires building internal systems capabilities. OEM's shift focus to minimizing commodity piece price ?

Demand Trends OEMs are encouraging more innovation from tier-1 suppliers, using new technology developed at suppliers to reduce their own OEM R&D costs Safety features (electronic stability control, passive safety, etc.) will drive higher electronic content Ten years ago, half of the current EE content wasn't available. As innovation becomes high volume, cost and weight reduction pressure is prevalent. Consolidation / reduction of electronic modules to enable cost reduction Demand for radio frequency based technology is expected to increase Hybrid and electric vehicle development is on the rise to support fuel and emissions reduction Market Trends and Innovation Source: Just-Auto Electrical Wiring Systems report (2006), A.T. Kearney analysis Key Innovation Alternative solutions to the traditional wire harness are emerging: Extended use of multiplexing Fiber-optics Flexible printed circuit boards Wireless communication between modules/sensors AUTOSAR - a standard, secure data transfer protocol is being developed in electronics enhancing systems reliability, but potentially commoditizing more of the product offering High-voltage wiring and components capable of supporting hybrid and electric vehicles

Emerging Markets Presence Lear Aggressively growing total Asian Business Lear operates in four manufacturing sites in China through JV or acquisition Wuhan, Shanghai, Nanjing, and Chongquing Sumitomo Wiring Currently in China, Vietnam, Malaysia, Hong Kong, Philippines, Indonesia, India, the UK, Brazil, Thailand, Mexico, Eastern Europe and the US Fuzhou Zhu Wiring Systems opened in China to produce wiring harnesses in July 2006, 1500 jobs SDL Logistics company in Hui Zhou, China to support Sumitomo's 14 subsidiaries in China SWES Asia Technical Center Automotive wiring harness design and development center in Bangcock, Thailand Yazaki First established manufacturing presence in China in 1998 - wiring harnesses. Now has four facilities in China Also has presence in the Philippines, Thailand, Taiwan, and Indonesia. In Eastern Europe has production in Slovakia, Turkey and the Ukraine. Delphi Formed a JV with Furukawa to develop and manufacture electrical and electronic distribution systems to Toyota Valeo 17 manufacturing sites in Europe Formed JV with Furukawa Electric to develop wiring harness business. Headquartered in France, with offices in Japan, China and North America Source: Company websites and annual reports, Just-Auto Electrical Wiring Systems report (2006); A.T. Kearney analysis, Lear Internal documents

Strengths Complete System Solution electrical distribution - wiring, smart junction box, systems integration Vertical Integration Already Initiated Leverage in-house connectors / terminals business Proprietary integration of wiring / electronics with seat (Intertronics) Weaknesses Excessive Domestic Big 3 Exposure Large portion of current business tied to declining vehicle lines Margin Pressures Historically, insufficient design and productivity advances to keep pace with OEM price reductions Component Capabilities Limited capability in design/manufacturing, wire, and other harness components Lear Positioning: Electrical Distribution Lear SWOT Analysis Source: A.T. Kearney research and analysis Opportunities Electrical Content Growth Market continues to demand more electrical content offsetting decrease in wires per feature Lower Costs Pursue higher percentage of manufacturing and sourced components from LCC Asian OEMs Expand existing business relationships with Asian OEMs - Nissan, Honda Opportunity for supplier market consolidation Threats Higher Raw Material Costs New materials driven by environmental regulations, package constraints Copper commodity prices Competitor Entrants: Established Asian/Europe companies coming to NA: Sumitomo, Leoni

Segment Competitors (Global) Regional Distribution & Growth(1) Body / Security / Driver Info Systems Global Market 2005: $126 B Note: (1) Based on vehicle production location Source: Company annual reports; Strategy Analytics industry report (2004); A.T. Kearney analysis Segment Overview: Electronics NA Europe East 46 80 Other Automotive Electronics $80 B Bosch Delphi Denso Siemens Visteon Next 10 Other East 0.12 0.11 0.11 0.1 0.08 0.23 0.25 Bosch 12% Delphi 12% Siemens 10% Next 10 20% (includes Lear 2%) Denso 11% Other 25% Visteon 8% Body / Security Driver Info Systems $46 B Europe (W) NA Japan/SK China E. Europe ROW East 0.32 0.3 0.23 0.05 0.04 0.06 Europe (West) - 32% CAGR 8.1% North America 30% 6.8% CAGR ROW 6% - 19% CAGR Japan / S. Korea 23% CAGR 5.3% E. Europe 4% - 18% CAGR China 5% - 20% CAGR Preliminary Top Competitors for Lear's Portfolios Top Competitors for Lear's Portfolios Top Competitors for Lear's Portfolios Top Competitors for Lear's Portfolios Top Competitors for Lear's Portfolios Body Electronics Wireless Systems Driver's Info Entertain-ment Lear ? ? ? ? Bosch ? ? - - Delphi ? ? ? ? Denso ? - ? - Siemens ? ? ? -

Electronics market forces vary depending on the product segment, with higher growth categories earning better margins Source: A.T. Kearney analysis Supplier Power Semiconductor suppliers are typically sole sourced and have pricing power PCB suppliers are Asian-sourced and can be competitive with available capacity Passive components increase dramatically in price with limited market capacity Semiconductor suppliers are typically sole sourced and have pricing power PCB suppliers are Asian-sourced and can be competitive with available capacity Passive components increase dramatically in price with limited market capacity Entry Barriers Significant investment in upfront development capabilities Re-use of components reduce new business opportunity frequency Technology from adjacent industries offer opportunities for new players Significant investment in upfront development capabilities Re-use of components reduce new business opportunity frequency Technology from adjacent industries offer opportunities for new players Buyer Power Promise of long contracts increase buyer power Increasing demand of electronics is increasing leverage of OEMs Promise of long contracts increase buyer power Increasing demand of electronics is increasing leverage of OEMs Substitutes No product substitutes are typically available Technology changes may shift traditional products within segment No product substitutes are typically available Technology changes may shift traditional products within segment Market Competition Competition is heavy for market share with major players moving to fill capacity Contract manufacturers create an over capacity situation within the manufacturing market Technology capability is a differentiator within market Competition is heavy for market share with major players moving to fill capacity Contract manufacturers create an over capacity situation within the manufacturing market Technology capability is a differentiator within market Low High

Strengths Product in Growth Segments Offerings in high growth segments - infotainment, tire pressure monitoring, passive entry Electronics Expertise Leverage expertise in manufacturing, software development and validation for new products Weaknesses Domestic Big 3 Exposure Large portion of current business tied to declining vehicle lines Small Scale Insufficient scale in some segments may prevent competing with market leaders Reputation/Brand Need to build reputation in fastest growing segments - entertainment and driver info Lear Positioning: Electronics Lear SWOT Analysis Opportunities Electrical Content Growth Market continues to demand new features and increase in existing features as standard Leverage Existing OEM Relationships Utilize product offerings on BMW and others to showcase capabilities for future sales Threats Rapid Changes in Technology Shifts in technology or public demand may lead to new investment Higher Raw Material Costs New materials driven by environmental regulations Source: A.T. Kearney analysis

Electrical / Electronic Competitor Profiles

Competitor Profile: Alcoa (AFL) Financial Financial Basic Facts & Recent Developments Basic Facts & Recent Developments Sales by Segment Sales by Geography Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Engineered Solutions: $5,048 MM Not available Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Operating Income by Segment Assets Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Engineered Solutions: $196 MM Not broken out by division in financial statements Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Engineered Solutions: This segment includes titanium, aluminum, and super-alloy investment castings; forgings and fasteners; electrical distribution systems; aluminum wheels; and integrated aluminum structural systems used in the aerospace, automotive, commercial transportation, and power generation markets Customer Relationships Customer Relationships Acquisitions/Joint Ventures Acquisitions/Joint Ventures Ford: Expedition/Navigator, Superduty, Land Rover (Europe) GM: Corvette Volkswagen (Europe): VW, Audi, SEAT, Skoda Peugeot (Europe) Ford: Expedition/Navigator, Superduty, Land Rover (Europe) GM: Corvette Volkswagen (Europe): VW, Audi, SEAT, Skoda Peugeot (Europe) Not available Not available Products & Technology Products & Technology Geographic Footprint Geographic Footprint AFL designs, validates and manufactures complete automotive electrical systems. Core competencies include high volume, low cost assembly, precision injection molding and metal stamping. Key products include wiring harness assemblies, battery cables and components, connectors, terminals, bulk cable, conduits, retention devices, electrical distribution centers, and custom and build to print electronic assemblies AFL designs, validates and manufactures complete automotive electrical systems. Core competencies include high volume, low cost assembly, precision injection molding and metal stamping. Key products include wiring harness assemblies, battery cables and components, connectors, terminals, bulk cable, conduits, retention devices, electrical distribution centers, and custom and build to print electronic assemblies US UK Honduras Mexico Canada Belgium Ireland Czech Republic Germany Hungary Portugal Romania Preliminary Source: Company websites and annual reports, Just-Auto Electrical Wiring Systems report (2006)

Competitor Profile: Delphi Financial (3) Financial (3) Basic Facts & Recent Developments Sales by Segment Sales by Geography Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Dynamics, Propulsion, Thermal & Interior: $11.8 B (-7%) Electrical, Electronics & Safety: $13.1 B (-4%) North America: $18.3 B (-7%) Total: $26.9 B (-6%) Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Operating Income by Segment Assets Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Dynamics, Propulsion, Thermal & Interior: $(1,282) M (-1055%) Electrical, Electronics & Safety: $371 M (-57%) North America Net Property: $3.0 B (-4%) Total Net Property: $5.1 B (-14%) Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Customer Relationships (3) Customer Relationships (3) Acquisitions/Joint Ventures 47.7% of Sales are to GM GM North America content per vehicle for 2005 was $2,326 Sales to four other major global vehicle manufacturers exceed$850 million: Ford, DaimlerChrysler, Renault/Nissan, and VW Group Ford Preferred Supplier(2) 47.7% of Sales are to GM GM North America content per vehicle for 2005 was $2,326 Sales to four other major global vehicle manufacturers exceed$850 million: Ford, DaimlerChrysler, Renault/Nissan, and VW Group Ford Preferred Supplier(2) 39 joint ventures Sold battery business to JCI in 2005 Products & Technology (1) Products & Technology (1) Geographic Footprint Delphi takes an entire systems approach. This approach covers virtually all aspects of E/EDS: Power distribution Circuit protection Electrical/electronic functions Signal processing Sensing/switching Delphi takes an entire systems approach. This approach covers virtually all aspects of E/EDS: Power distribution Circuit protection Electrical/electronic functions Signal processing Sensing/switching 303 sites in 34 countries throughout the world, including manufacturing facilities, technical centers, customer centers and sales offices as of December 31, 2005 33 were owned and 55 were leased in the U.S. and Canada 35 were owned and 16 were leased in Mexico Note: (1) Products & technology are only listed for Electronics business unit (2) Ford is concentrating collaboration for 20 key areas including IP and trim so they can offer higher volume longer-term contracts (3) Financial results are for the year ended December 31, 2005 Source: Delphi web site (information accurate as of June 30, 2006), Global Insight, Delphi 2005 10-K Preliminary

Competitor Profile: Leoni Financial Financial Basic Facts & Recent Developments Basic Facts & Recent Developments Sales by Segment Sales by Geography The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. Wiring: EUR 879.4 MM (2005) Growth 2006 (Q1-Q3): 9.9% Overall: 45% Germany, 33% other EU, 22% ROW The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. Operating Income by Segment Assets The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. Overall: EUR 61.4 MM (2005) Margin: 7.0% PP&E: EUR 336 MM Total assests: EUR 1,053 MM The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. The Wiring Systems Division is expanding its business especially with existing customers in the automotive industry and is working on gaining additional business from new customers in Europe, yet particularly so in the United States and China. Customer Relationships Customer Relationships Acquisitions/Joint Ventures Acquisitions/Joint Ventures BMW: 1 Series; 3 Series DCX: Mecedes: A, B, E Class, CLK, CLS, SL, SLR GM: Opel/Vauxhall: Astra, Zafira VW: Golf 5, Passat; Skoda; Bentley Ford: Land Rover Porshe: 911, Boxster, Cayman BMW: 1 Series; 3 Series DCX: Mecedes: A, B, E Class, CLK, CLS, SL, SLR GM: Opel/Vauxhall: Astra, Zafira VW: Golf 5, Passat; Skoda; Bentley Ford: Land Rover Porshe: 911, Boxster, Cayman Intedis is a joint venture in which LEONI and Hella KG Hueck & Co, Lippstadt each own a 50 share. LEONI contributes its wiring systems know-how, and Hella is the electronics expert. Intedis is a joint venture in which LEONI and Hella KG Hueck & Co, Lippstadt each own a 50 share. LEONI contributes its wiring systems know-how, and Hella is the electronics expert. Products & Technology Products & Technology Geographic Footprint Geographic Footprint LEONI develops and supplies Complete wiring systems including integrated electronics Conventional cable harnesses Preformed cable harnesses Cable harnesses using flat cable technology Cable assemblies for ABS, EPS and other vehicle safety systems Battery cables Wiring system components (cable leadthroughs, cable ducts, Fasteners, mounts, fuse boxes, etc.) Electronic components (controllers) Prefabricated modules (inside roof linings, door modules, etc.) LEONI develops and supplies Complete wiring systems including integrated electronics Conventional cable harnesses Preformed cable harnesses Cable harnesses using flat cable technology Cable assemblies for ABS, EPS and other vehicle safety systems Battery cables Wiring system components (cable leadthroughs, cable ducts, Fasteners, mounts, fuse boxes, etc.) Electronic components (controllers) Prefabricated modules (inside roof linings, door modules, etc.) Germany Kitzingen Lilienthal Neuburg/Gruenau Brake UK Slovakia Poland Hungary Rumania Ukraine Portugal Egypt Tunisia South Africa USA Mexico Brasilien China Preliminary Source: Company websites and annual reports, Just-Auto Electrical Wiring Systems report (2006)

Competitor Profile: Sumitomo Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography Three significant developments are taking place in the business environment within which Sumitomo Electric's Automotive segment operates: (1) Various automakers are launching so-called global strategy vehicles and therefore, are building global platforms for global component sourcing (2) Environmental regulations have become stricter regarding automobiles in many countries, thus raising demand for environmentally-friendly automobile components (3) Safety, comfort, compactness, and light weight are becoming increasingly critical factors in the field of automobiles Electrical (Wiring): $5 B (2006) 20% Global Share Not available Three significant developments are taking place in the business environment within which Sumitomo Electric's Automotive segment operates: (1) Various automakers are launching so-called global strategy vehicles and therefore, are building global platforms for global component sourcing (2) Environmental regulations have become stricter regarding automobiles in many countries, thus raising demand for environmentally-friendly automobile components (3) Safety, comfort, compactness, and light weight are becoming increasingly critical factors in the field of automobiles Operating Income by Segment Assets Three significant developments are taking place in the business environment within which Sumitomo Electric's Automotive segment operates: (1) Various automakers are launching so-called global strategy vehicles and therefore, are building global platforms for global component sourcing (2) Environmental regulations have become stricter regarding automobiles in many countries, thus raising demand for environmentally-friendly automobile components (3) Safety, comfort, compactness, and light weight are becoming increasingly critical factors in the field of automobiles Electrical (Wiring): 5.9% margin; $300 MM Not broken out by division in financial statements Three significant developments are taking place in the business environment within which Sumitomo Electric's Automotive segment operates: (1) Various automakers are launching so-called global strategy vehicles and therefore, are building global platforms for global component sourcing (2) Environmental regulations have become stricter regarding automobiles in many countries, thus raising demand for environmentally-friendly automobile components (3) Safety, comfort, compactness, and light weight are becoming increasingly critical factors in the field of automobiles Customer Relationships Customer Relationships Acquisitions/Joint Ventures GM: Equinox Ford: Ford GT Honda: Civic (Europe) Nissan: Micra, Note (Europe) Toyota: Yaris (Europe) GM: Equinox Ford: Ford GT Honda: Civic (Europe) Nissan: Micra, Note (Europe) Toyota: Yaris (Europe) The major German wiring harness maker, Volkswagen Bordnetze GmbH, was acquired in March 2006 to increase the SEI Group's presence in Europe. As embodied in the slogan "Global 20," the SEI Group targeted 20% of the global market share for wiring harnesses by 2010, but this acquisition allowed us to reach a global market share of 20% four years ahead of schedule Products & Technology Products & Technology Geographic Footprint A wire harness is an organized set of wires, terminals and connectors that carries electrical current and signals to features in a vehicle. Wire harnesses carry all the signals and electrical power throughout the car Our new products and technologies are highly acclaimed by users. The newly released high voltage wiring harnesses greatly contribute to improvements in workability and service maintainability of hybrid vehicles A wire harness is an organized set of wires, terminals and connectors that carries electrical current and signals to features in a vehicle. Wire harnesses carry all the signals and electrical power throughout the car Our new products and technologies are highly acclaimed by users. The newly released high voltage wiring harnesses greatly contribute to improvements in workability and service maintainability of hybrid vehicles Manufacturing Sites: Scottsville, Kentucky; Edmonton, Kentucky; Lebanon, Ohio; Juarez, Mexico; Chihuahua City, Mexico; Torreon, Mexico; Gomez Palacio, Mexico Preliminary Source: Company websites and annual reports, Just-Auto Electrical Wiring Systems report (2006)

Competitor Profile: Valeo Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography Valeo is organised into three business activities that group together with 12 branches. The French group's three main activities are Electrical and Electronic Systems, Thermal, and Transmissions. The Electrical and Electronic Systems activity represented 63% of Valeo's sales in 2005 and covers seven branches: lighting systems; wiper systems; switches and detection systems; electrical systems; motors and actuators; electronics and connective systems; and security systems. Electrical $9,933 MM x 63% = $6,257 (2005) Overall: Europe 69%; NA 15% Valeo is organised into three business activities that group together with 12 branches. The French group's three main activities are Electrical and Electronic Systems, Thermal, and Transmissions. The Electrical and Electronic Systems activity represented 63% of Valeo's sales in 2005 and covers seven branches: lighting systems; wiper systems; switches and detection systems; electrical systems; motors and actuators; electronics and connective systems; and security systems. Operating Income by Segment Assets Valeo is organised into three business activities that group together with 12 branches. The French group's three main activities are Electrical and Electronic Systems, Thermal, and Transmissions. The Electrical and Electronic Systems activity represented 63% of Valeo's sales in 2005 and covers seven branches: lighting systems; wiper systems; switches and detection systems; electrical systems; motors and actuators; electronics and connective systems; and security systems. Overall: 3.1% (2005) Not broken out by division in financial statements Valeo is organised into three business activities that group together with 12 branches. The French group's three main activities are Electrical and Electronic Systems, Thermal, and Transmissions. The Electrical and Electronic Systems activity represented 63% of Valeo's sales in 2005 and covers seven branches: lighting systems; wiper systems; switches and detection systems; electrical systems; motors and actuators; electronics and connective systems; and security systems. Customer Relationships Customer Relationships Acquisitions/Joint Ventures Fiat: Doblo, Stilo, Ypsilon, Alfa Romeo Peugot: 207, 407; Citroen C2, C3, C4 Renault: Dacia Porsche: 911 Volkswagon: SEAT, Polo Fiat: Doblo, Stilo, Ypsilon, Alfa Romeo Peugot: 207, 407; Citroen C2, C3, C4 Renault: Dacia Porsche: 911 Volkswagon: SEAT, Polo Not available Products & Technology Products & Technology Geographic Footprint The Valeo e-harness and Smart Connectors are new technologies that enable the integration of electronics directly into the vehicle harness. These technologies support the trend towards distributing electronics throughout the vehicle harness Its product line-up includes: modular electrical wiring harnesses body controllers under-hood engine controllers electronic distribution boxes for under-hood applications new electrical energy management systems and components The Valeo e-harness and Smart Connectors are new technologies that enable the integration of electronics directly into the vehicle harness. These technologies support the trend towards distributing electronics throughout the vehicle harness Its product line-up includes: modular electrical wiring harnesses body controllers under-hood engine controllers electronic distribution boxes for under-hood applications new electrical energy management systems and components It employs 12,520 people at 22 plants and five R&D centres in ten countries: France Germany Italy Morocco Egypt Poland Portugal Romania Spain Tunisia Preliminary Source: Company websites and annual reports, Just-Auto Electrical Wiring Systems report (2006)

Competitor Profile: Yazaki Financial Financial Basic Facts & Recent Developments Basic Facts & Recent Developments Sales by Segment Sales by Geography Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Global Market Share 20% $9.2 B x 85% = $7.8 B (2004) Not available Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Operating Income by Segment Assets Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Not available (private company) Not available Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Having pioneered the wire harness in 1929, Yazaki's experience is unequalled Given their complexity, vertical integration is the key to wire harness quality. By designing and producing everything from wire to connectors, Yazaki achieves total control over quality and performance from the earliest stages Yazaki North America, Inc. (Yazaki) announced it will design, develop, and manufacture the high voltage (HV) connection system and wiring for the 2009 Ford Fusion Hybrid Customer Relationships Customer Relationships Acquisitions/Joint Ventures Acquisitions/Joint Ventures Ford: Freestyle, Escape Hybrid, Fusion, Five-Hundred; Europe: Jaguar, Volvo, Land Rover General Motors: Cadillac CTS, SRX, XLR; Pontiac Torrent, Solstice; Europe: Opel Zafira DCX: Dodge Magnum, Caliber, Nitro, Ram; Chrysler PT Cruiser, 300; Europe: Mercedes SLK, Mitsubishi Toyota: Camry, Tacoma; Europe: Aygo, Corolla Honda: RDX, Civic Ford: Freestyle, Escape Hybrid, Fusion, Five-Hundred; Europe: Jaguar, Volvo, Land Rover General Motors: Cadillac CTS, SRX, XLR; Pontiac Torrent, Solstice; Europe: Opel Zafira DCX: Dodge Magnum, Caliber, Nitro, Ram; Chrysler PT Cruiser, 300; Europe: Mercedes SLK, Mitsubishi Toyota: Camry, Tacoma; Europe: Aygo, Corolla Honda: RDX, Civic First established manufacturing presence in China in 1998 - wiring harnesses. Now has four facilities in China Also has presence in the Philippines, Thailand, Taiwan, and Indonesia. In Eastern Europe has production in Slovakia, Turkey and the Ukraine. First established manufacturing presence in China in 1998 - wiring harnesses. Now has four facilities in China Also has presence in the Philippines, Thailand, Taiwan, and Indonesia. In Eastern Europe has production in Slovakia, Turkey and the Ukraine. Products & Technology Products & Technology Geographic Footprint Geographic Footprint To meet the requirements of today's advanced PDNs, Yazaki continually improves its wire harnesses. Among its latest innovations are: Integrated power modules that combine primary distribution and under hood body control in a single component Thin-wire designs that save weight and space Optical fiber networks that empower the in-vehicle infotainment revolution Other Yazaki solutions are integral to the efficient performance of wire harnesses and PDNs Flat Flexible Cable and Flexible Printed Circuits FPC Connectors To meet the requirements of today's advanced PDNs, Yazaki continually improves its wire harnesses. Among its latest innovations are: Integrated power modules that combine primary distribution and under hood body control in a single component Thin-wire designs that save weight and space Optical fiber networks that empower the in-vehicle infotainment revolution Other Yazaki solutions are integral to the efficient performance of wire harnesses and PDNs Flat Flexible Cable and Flexible Printed Circuits FPC Connectors United States Mexico Japan Philippines China Thailand Taiwan Indonesia India Vietnam Australia Samoa UK Portugal Slovakia Turkey Ukraine Morocco Columbia Argentina Brazil Preliminary Source: Company websites and annual reports, Just-Auto Electrical Wiring Systems report (2006)

Competitor Profile: Siemens VDO Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography In fiscal 2006, SV continued to invest in advanced solutions, such as for hybrid electric vehicles, advanced driver assistance systems (ADAS) and electronic wedge brakes, while increasing its competitiveness through cost-reduction programs. Group profit of &128;669 million, up 6% year-over-year, included higher R&D expenses year-over-year and charges associated with capacity adjustments $13.0 B (2006) (up 4%) 22% NAFTA In fiscal 2006, SV continued to invest in advanced solutions, such as for hybrid electric vehicles, advanced driver assistance systems (ADAS) and electronic wedge brakes, while increasing its competitiveness through cost-reduction programs. Group profit of &128;669 million, up 6% year-over-year, included higher R&D expenses year-over-year and charges associated with capacity adjustments Operating Income by Segment Assets In fiscal 2006, SV continued to invest in advanced solutions, such as for hybrid electric vehicles, advanced driver assistance systems (ADAS) and electronic wedge brakes, while increasing its competitiveness through cost-reduction programs. Group profit of &128;669 million, up 6% year-over-year, included higher R&D expenses year-over-year and charges associated with capacity adjustments $869 MM (2006) (up 6%) 6.7% Not available by division In fiscal 2006, SV continued to invest in advanced solutions, such as for hybrid electric vehicles, advanced driver assistance systems (ADAS) and electronic wedge brakes, while increasing its competitiveness through cost-reduction programs. Group profit of &128;669 million, up 6% year-over-year, included higher R&D expenses year-over-year and charges associated with capacity adjustments Customer Relationships Customer Relationships Acquisitions/Joint Ventures The company's customer base includes all of the 10 top vehicle builders in the world and many other tier-one suppliers The company's customer base includes all of the 10 top vehicle builders in the world and many other tier-one suppliers December 21, 2006 - Siemens VDO Automotive Corp. has signed an agreement to acquire Ballard Power Systems Inc.'s Electric Drive Business Products & Technology Products & Technology Geographic Footprint Siemens VDO Automotive (SV) - SV develops, manufactures and sells electronic and mechatronic systems, modules and components for passenger cars and commercial vehicles. Its product range includes solutions for advanced propulsion and motor management, car body and chassis electronics, safety and driver assistance systems as well as driver information, communication and multimedia systems Areas of expertise include engine, powertrain and total air fuel management systems; diesel engine technologies; advanced systems for navigation and driver information; numerous sensors for a variety of vehicle applications; evaporative and exhaust emission control products; safety and restraint systems technologies; information and navigation systems for passenger cars and commercial vehicles; and, cockpit modules and systems Siemens VDO Automotive (SV) - SV develops, manufactures and sells electronic and mechatronic systems, modules and components for passenger cars and commercial vehicles. Its product range includes solutions for advanced propulsion and motor management, car body and chassis electronics, safety and driver assistance systems as well as driver information, communication and multimedia systems Areas of expertise include engine, powertrain and total air fuel management systems; diesel engine technologies; advanced systems for navigation and driver information; numerous sensors for a variety of vehicle applications; evaporative and exhaust emission control products; safety and restraint systems technologies; information and navigation systems for passenger cars and commercial vehicles; and, cockpit modules and systems Siemens VDO Automotive has manufacturing facilities in the following countries: Germany (15); France (5); Czech Republic (2); Great Britain (2); Poland (1); Slovakia (1); Italy (2); Austria (1); Hungary (1); Ireland (1); Spain (1); and, Switzerland (1) China (4); India (1); Korea (3); Malaysia (2); Australia (1); Indonesia (1); Malaysia (2); Russian Federation (1); South Africa (1); USA (4); Canada (4); Mexico (5); Brazil (2); Preliminary Source: Company websites and annual reports

Competitor Profile: Bosch Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography Within the Bosch-Group, the Automotive Electronics Division with its headquarters located in Reutlingen near Stuttgart develops, produces and sells microelectronic products for automotive applications. Further core competencies are systems integration and application engineering for the vehicle Energy & Body Systems - develop, manufacture, and distribute starters, alternators, ECUs for body electronics, and components based on mechatronic drives $34.2 B (2005) - all Automotive Technology Not available by division Within the Bosch-Group, the Automotive Electronics Division with its headquarters located in Reutlingen near Stuttgart develops, produces and sells microelectronic products for automotive applications. Further core competencies are systems integration and application engineering for the vehicle Energy & Body Systems - develop, manufacture, and distribute starters, alternators, ECUs for body electronics, and components based on mechatronic drives Operating Income by Segment Assets Within the Bosch-Group, the Automotive Electronics Division with its headquarters located in Reutlingen near Stuttgart develops, produces and sells microelectronic products for automotive applications. Further core competencies are systems integration and application engineering for the vehicle Energy & Body Systems - develop, manufacture, and distribute starters, alternators, ECUs for body electronics, and components based on mechatronic drives Not available Not available by division Within the Bosch-Group, the Automotive Electronics Division with its headquarters located in Reutlingen near Stuttgart develops, produces and sells microelectronic products for automotive applications. Further core competencies are systems integration and application engineering for the vehicle Energy & Body Systems - develop, manufacture, and distribute starters, alternators, ECUs for body electronics, and components based on mechatronic drives Customer Relationships Customer Relationships Acquisitions/Joint Ventures Strong presence with most NA, EU and Asia OEM's Variety of products and vehicle programs Strong presence with most NA, EU and Asia OEM's Variety of products and vehicle programs Not available Products & Technology Products & Technology Geographic Footprint Alternators Starters Technical solutions for commercial vehicles Software and electronics Components for engine thermal management Climate-control components Seating-comfort systems and actuator technology for assemblies of equipment Mechatronics for side doors and roof Windshield and rear-window cleaning systems Components (semiconductors, sensors, relays) ECUs (i.e. for transmission control and for occupant protection systems) Driver-assistance systems Alternators Starters Technical solutions for commercial vehicles Software and electronics Components for engine thermal management Climate-control components Seating-comfort systems and actuator technology for assemblies of equipment Mechatronics for side doors and roof Windshield and rear-window cleaning systems Components (semiconductors, sensors, relays) ECUs (i.e. for transmission control and for occupant protection systems) Driver-assistance systems The Bosch Group employs approx. 251,000 people in more than 50 countries Selected info: US: over 60 locations Germany: over 80 locations China: 13 locations Preliminary Source: Company websites and annual reports

Competitor Profile: Denso Financial Financial Basic Facts & Recent Developments Sales by Segment Sales by Geography DENSO, a leading supplier of advanced automotive technology, systems and components for all the world's major automakers DENSO is one of the only automotive suppliers to independently develop engineering strategies and manufacture customized systems and components. Our expertise results in a thorough understanding of total system integration. In North America, DENSO applies overseas research and development in producing innovative technology. Nearly 10 percent of our 106,000 associates worldwide are exclusively dedicated to researching and developing new technology 3 to 15 years in advance of market introduction. In addition, seven to eight percent of annual total sales revenue is specifically targeted for research and development. Global Sales = $27.3B Thermal Systems: $8.8B (+11%) Powertrain Control Systems: $6.6B (+19%) Electric Systems $4.2B (+15%) Electronic Systems: $3.1B (+10%) Small Motors: $1.9B (+16%) ITS: $1.3B (+25%) Japan: $19.6B (+11%) Americas: $5.9B (+19%) Europe: $3.6B (+13%) Asia & Oceania: $3.4B (+36%) DENSO, a leading supplier of advanced automotive technology, systems and components for all the world's major automakers DENSO is one of the only automotive suppliers to independently develop engineering strategies and manufacture customized systems and components. Our expertise results in a thorough understanding of total system integration. In North America, DENSO applies overseas research and development in producing innovative technology. Nearly 10 percent of our 106,000 associates worldwide are exclusively dedicated to researching and developing new technology 3 to 15 years in advance of market introduction. In addition, seven to eight percent of annual total sales revenue is specifically targeted for research and development. Operating Income by Geography Assets DENSO, a leading supplier of advanced automotive technology, systems and components for all the world's major automakers DENSO is one of the only automotive suppliers to independently develop engineering strategies and manufacture customized systems and components. Our expertise results in a thorough understanding of total system integration. In North America, DENSO applies overseas research and development in producing innovative technology. Nearly 10 percent of our 106,000 associates worldwide are exclusively dedicated to researching and developing new technology 3 to 15 years in advance of market introduction. In addition, seven to eight percent of annual total sales revenue is specifically targeted for research and development. Japan: $1.7B (+15%) Americas: $0.2B (-8%) Europe: $0.0B (+) Asia & Oceania: $0.3B (+83%) Total Assets = $29B (+23%) DENSO, a leading supplier of advanced automotive technology, systems and components for all the world's major automakers DENSO is one of the only automotive suppliers to independently develop engineering strategies and manufacture customized systems and components. Our expertise results in a thorough understanding of total system integration. In North America, DENSO applies overseas research and development in producing innovative technology. Nearly 10 percent of our 106,000 associates worldwide are exclusively dedicated to researching and developing new technology 3 to 15 years in advance of market introduction. In addition, seven to eight percent of annual total sales revenue is specifically targeted for research and development. Customer Relationships Customer Relationships Acquisitions/Joint Ventures History with Toyota Strong presence with most NA, EU and Asia OEM's Variety of products and vehicle programs History with Toyota Strong presence with most NA, EU and Asia OEM's Variety of products and vehicle programs In March 2005, Denso acquired a 25% stake in Smiths Manufacturing Pty. Ltd., in South Africa, covering heaters, radiators and electric fans In March 2005, Denso announced a 75:25 joint venture agreement with Hanshin Electric, to produce two types of automobile ignition coils, stick type and plug-top type, in China. (Denso's 14th production base in China) Products & Technology (1) Products & Technology (1) Geographic Footprint DENSO holds a leadership position in technologies that maximize vehicle safety and minimize the environmental impact of automobiles. We lead advances in automotive electronics such as systems for electronic fuel injection, instrumentation, braking control and navigation. DENSO is also a leader in car air conditioners, fuel pumps, radiators, instrument clusters, wiper systems, rotating electrical products and other components. DENSO holds a leadership position in technologies that maximize vehicle safety and minimize the environmental impact of automobiles. We lead advances in automotive electronics such as systems for electronic fuel injection, instrumentation, braking control and navigation. DENSO is also a leader in car air conditioners, fuel pumps, radiators, instrument clusters, wiper systems, rotating electrical products and other components. Denso has 106,000 employees and operates in 32 different countries Denso's production facilities US: 18 (6 related to electronics) Europe: 11 (5 related to electronics) China: 14 (3 related to electronics) Japan: 11 (5 related to electronics) Other Asia: 22 (7 related to electronics) In addition to Japan, Denso has regional headquarters in Singapore, the Netherlands, Beijing, and US (Michigan) Note: (1) Products & technology are only listed for Electronics business unit Source: Denso web site; Denso 2005 Annual Report; Denso News Releases; Ward's Autoworld March 2006, FactSet, Reuters Preliminary

Competitor Profile: Delphi Financial (3) Financial (3) Basic Facts & Recent Developments Sales by Segment Sales by Geography Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Dynamics, Propulsion, Thermal & Interior: $11.8 B (-7%) Electrical, Electronics & Safety: $13.1 B (-4%) North America: $18.3 B (-7%) Total: $26.9 B (-6%) Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Operating Income by Segment Assets Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Dynamics, Propulsion, Thermal & Interior: $(1,282) M (-1055%) Electrical, Electronics & Safety: $371 M (-57%) North America Net Property: $3.0 B (-4%) Total Net Property: $5.1 B (-14%) Headquarters in Troy, Mich., USA, Paris, Tokyo and Sao Paulo, Brazil 2 business sectors: Dynamics, Propulsion, Thermal & Interior Sector and Electrical, Electronics, & Safety Sector Delphi has approximately 177,000 employees Delphi and U.S. subsidiaries filed voluntary petitions for reorganization under chapter 11. The restructuring plan includes these steps: Modify its U.S. labor agreements Conclude negotiations with GM to finalize its financial support for the legacy and labor costs and to ascertain its commitment to Delphi Streamline its product portfolio and align manufacturing footprint Transform its salaried workforce to ensure that its structure is aligned with its product portfolio and manufacturing footprint Find a workable solution to the company's current pension situation Customer Relationships (3) Customer Relationships (3) Acquisitions/Joint Ventures 47.7% of Sales are to GM GM North America content per vehicle for 2005 was $2,326 Sales to four other major global vehicle manufacturers exceed$850 million: Ford, DaimlerChrysler, Renault/Nissan, and VW Group Ford Preferred Supplier(2) 47.7% of Sales are to GM GM North America content per vehicle for 2005 was $2,326 Sales to four other major global vehicle manufacturers exceed$850 million: Ford, DaimlerChrysler, Renault/Nissan, and VW Group Ford Preferred Supplier(2) 39 joint ventures Sold battery business to JCI in 2005 Products & Technology (1) Products & Technology (1) Geographic Footprint Delphi takes an entire systems approach. This approach covers virtually all aspects of E/EDS: Power distribution Circuit protection Electrical/electronic functions Signal processing Sensing/switching Delphi takes an entire systems approach. This approach covers virtually all aspects of E/EDS: Power distribution Circuit protection Electrical/electronic functions Signal processing Sensing/switching 303 sites in 34 countries throughout the world, including manufacturing facilities, technical centers, customer centers and sales offices as of December 31, 2005 33 were owned and 55 were leased in the U.S. and Canada 35 were owned and 16 were leased in Mexico Note: (1) Products & technology are only listed for Electronics business unit (2) Ford is concentrating collaboration for 20 key areas including IP and trim so they can offer higher volume longer-term contracts (3) Financial results are for the year ended December 31, 2005 Source: Delphi web site (information accurate as of June 30, 2006), Global Insight, Delphi 2005 10-K Preliminary

Lear Representative Program Review

As part of the due-diligence process, Lear management reviewed 10 representative programs with us The assessment of 10 representative programs were conducted in the form of Lear management interviews Scope was 10 programs across three regions (NA, Europe and Asia) Review covered programs across six OEM (GM, Chrysler, Ford, Audi/VW, PSA, Hyundai) Key observations from the program review are: Eight of the ten programs reviewed were profitable in 2006 on an operating basis; the remaining two will be profitable post restructuring [*] [*] [*] Vertical integration and transition to LCC facilities for components will help improve profitable Lear has commodity exposure in all of its programs. Reviewed programs did not have any full pass through for commodity prices. Lear expects to resolve this commodity exposure through commercial negotiations and cost reductions Recovery of tooling and development costs has not been an issue for the programs reviewed. Some OEMs pay lump sum for the development while others require the cost to be amortized over the life of the program [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

[*] [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

[*] [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

Spend and Commodity Analysis

Lear Spend Analysis [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. [*]

Commodity exposure Total Spend Directed Mtl ISD Commodity Exposure - - = Raw Material Content % x ( ) [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. [*]

Additional Restructuring Opportunities

Confidential
A.T. KEARNEY

Lear's long range strategic plan addresses multiple operating margin drivers

Operating Margin – Driver Tree

Preliminary

Drivers


Operating Margin
Revenue
Cost
Revenue Variation
COGS
SG&A
Restructuring
Material
Direct Labor
Mfg Overhead
Engineering Development

Lear Long Range Strategic Plan Levers	Booked Business (Awarded)	Projected Business (Likely)	New Business (Not in Current Plan)	Actual Units Sold – Projected Volume	Product Content	Raw material	Purchased Parts	Existing Labor Agreement	Direct Labor Headcount	Capacity	Product Development	Innovation Development	Sales	Program Management	Labor Agreement	Capacity
Structural Cost Reduction																
• HCC to LCC							X	X			X	X				
• Reduce headcount									X	X	X	X	X	X		
• Hedge material exposure						X										
Component Focus/ Innovation		X	X		X							X				
• Acquisition Strategy			X		X							X			X	X
Sales Diversification	X	X	X	X												
• Increase Asian OEM business	X	X	X	X												
• Increase business in Asia	X	X	X	X												
Continue Expansion in Asia	X	X	X	X												

A.T. Kearney 63/1.2007/16326 108

Cost reduction actions have been identified incremental to Lear's current restructuring activities Lear's Current Plan Lear's Current Plan Incremental Cost Reduction Actions Restructuring Activities Timing Incremental Cost Reduction Actions Direct Material Supplier negotiations SSD - Europe Seats Foam Co-Sourcing, [*] cost improvement Fastener Cost Reduction ([*] of [*] Spend) SSD - Europe Market testing [*] savings identified for 2007 [*] by 2008 (Foam Co-sourcing) [*] by 2008 (SSD - Europe market test) Aggressive sourcing activities of material spend: [*] savings on plastic components [*] savings for trim/foam and fasteners [*] savings for electric, metals and mechanisms [*] savings on direct resin buys with sourcing or through contracts or hedging Indirect Material Costs [*] reduction in production tooling costs (ESD) [*] reduction in tooling costs (SSD - Europe) [*] improvement in non-production spend (SSD - Europe) 2008 (0 - 2 Year Plan) [*] reduction of indirect costs (indirect material, maintenance, lease, utilities) SG&A Consolidation of administrative functions and divisions Census reductions Headquarters SG&A reduction (2006-2007): [*] Several administrative functions / divisions consolidated with additional planned [*] salaried heads reduced in 2006 Salaried employee reduction - [*] cost [*] Implementation costs: [*] Source: Lear internal data; Lear's Auto Analysts of New York Conference, January 11, 2007; Lear's Fourth Quarter/Full Year 2006 Results and 2007 Financial Guidance; A.T. Kearney analysis [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. 109

A more aggressive restructuring plan will offer further margin improvement Further Actions Anticipated Savings Cost Reduction Savings Cumulative Direct Material Aggressive sourcing activities of material spend [*] savings on plastic components [*] savings for trim/foam and fasteners [*] savings for electric, metals and mechanisms [*] savings on direct resin buys with sourcing or through contracts or hedging Indirect Costs Aggressive sourcing activities of indirect material spend [*] reduction of indirect costs (indirect material, maintenance, lease, utilities) SG&A [*] [*] annually by 2009 2006 2007 2008 2009 2010 2011 2012 2013 Incremental 69.7 251.9 601.22 1042.75 1499.85 1956.95 2414.05 2871.15 Lear Plan 69.7 172.5 305.8 463.7 621.6 779.5 937.4 1095.3 Cumulative Cost Reduction Savings ($ B) $3.0 $2.0 $1.0 $0.0 Lear Plan Further Restructuring Further restructuring costs estimated at [*] for SG&A and nominal costs for material cost reduction [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. 110

Cost reduction efforts will generate savings incremental to current improvement plan across all cost areas Restructuring Assumptions Restructuring Assumptions Restructuring Assumptions Direct Material Indirect Material SG&A Aggressive sourcing material spend: activities of [*] savings on plastic components [*] savings for trim/foam and fasteners [*] savings for electric, metals and mechanisms [*] savings on direct resin buys with sourcing or through contracts or hedging [*] reduction of indirect costs (indirect material, maintenance, lease, utilities) [*] Implementation costs: [*] / year Direct Material Indirect Material Total Direct Cost Savings SG&A Total Savings Lift Series 321.2 443.05 0 Display Series 321.2 121.85 136 0 0 443.05 579.05 Cumulative Cost Savings Scenario (Millions) Preliminary Three Year Period: 2007-2009 Notes: (1) Savings based on average closing cost of $15MM and 150,000 sq. feet for JIT plants (2) Cost reduction activities are incremental to Lear's current restructuring plan and forecasted $74.0 MM direct material savings in 2007 Source: Lear internal analysis; A.T. Kearney analysis [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. $443 We believe that there is additional savings opportunity through more aggressive restructuring of the manufacturing footprint 111

Cost Reduction Savings Cost Reduction Savings Cumulative Cost reduction efforts could generate a $299 MM full savings run rate in 2010 Note: Cost reduction efforts are incremental to Lear's current restructuring plan and forecasted $74.0 MM direct material savings in 2007 Source: A.T. Kearney analysis Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 20.6 20.6 20.6 31.7 31.7 31.7 31.7 38.3 38.3 38.3 38.3 41.375 41.375 51.4 86.55 3 4 2008 2009 2010 2011 2012 2013 SG&A 39.7 79.4 133.405 187.41 241.415 295.42 366.3275 437.235 508.1425 579.05 653.85 728.65 Indirect 28.4 56.8 100.53 144.26 187.99 231.72 284.5525 337.385 390.2175 443.05 500.125 557.2 Plant Capacity 0 0 0 0 0 0 0 0 0 0 0 0 Direct Labor 0 0 0 0 0 0 0 0 0 0 0 0 Direct Material 20.6 41.2 72.9 104.6 136.3 168 206.3 244.6 282.9 321.2 362.575 403.95 Cumulative Cost Reduction Savings ($ B) 2008 2009 2010 Q3 2007 Q4 2007 Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Direct Material Indirect Costs SG&A Cost Reduction Savings ($MM) Cumulative incremental savings could reach $579 MM by 2010 $579 MM $299 MM Annual Run Rate Direct Material Indirect Costs SG&A $0.8 $0.6 $0.4 $0.2 $0.0 $284M $216M $80M Preliminary

Scenario Analysis

Income Statement for the Lear Baseline 2006 2007 2008 2009 2010 2011 Total Sales $17,839 $15,104 $14,806 $14,492 $14,910 $14,910 Total Cost Of Goods Sold $16,911 $14,010 $13,660 $13,283 $13,615 $13,569 % of Sales 94.8% 92.8% 92.3% 91.7% 91.3% 91.0% Gross Margin $928 $1,095 $1,146 $1,209 $1,295 $1,341 % Sales 5.2% 7.2% 7.7% 8.3% 8.7% 9.0% SGA $647 $607 $561 $525 $514 $512 % Sales 3.6% 4.0% 3.8% 3.6% 3.4% 3.4% Operating Income $281 $488 $585 $684 $781 $829 % Sales 1.6% 3.2% 3.9% 4.7% 5.2% 5.6% Depreciation $392 $323 $340 $326 $309 $309 EBITDA $673 $810 $925 $1,010 $1,089 $1,138 % Sales 3.8% 5.4% 6.2% 7.0% 7.3% 7.6% Restructuring Costs (OI) $106 $104 $121 $68 $46 $- $ in millions Source: Lear, J.D. Power, A.T. Kearney Analysis 114

Cash Flow Summary for the Lear Baseline 2006 2007 2008 2009 2010 2011 Operating Income $281 $488 $585 $684 $781 $829 Depreciation $392 $323 $340 $326 $309 $309 Working Capital $42 $(7) $9 $(18) $(15) $(15) LT Tooling & Engineering $31 $26 $(27) $(28) $18 $18 Other $55 $2 $7 $7 $9 $19 Interest, Taxes, Other $363 $384 $385 $352 $396 $396 Net Cash From Operations $438 $448 $529 $619 $705 $764 Capital Expenditures $366 $266 $235 $250 $225 $225 Free Cash Flow $73 $182 $294 $369 $480 $539 Cumulative Free Cash Flow $182 $476 $845 $1,325 $1,864 Source: Lear, J.D. Power, A.T. Kearney Analysis $ in millions 115

An optimal performance scenario models a favorable environment with additional revenue and savings from the baseline Category Lever Variable Optimal Performance Negative Headwinds Revenue Incremental Pursuit Business Probability % confidence Lear Assumption Reduce confidence 25% Revenue [*] [*] [*] [*] Revenue Vehicle Volume Unit Volume Stable -3% Global Cost Plant Closure for Capacity Reduction Square Ft. TBD TBD Cost Plant Closure for LCC Migration Square Ft. TBD TBD Cost HQ Salary Headcount Reduction % SGA of Rev Benchmark 0 Cost Direct Material Cost Savings Mtl as % of Revenue Wt. avg based on commodities 0 OI Overlay Commodity Volatility % change of commodity Multiple Scenarios Multiple Scenarios [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

Income Statement in an optimal performance scenario 2006 2007 2008 2009 2010 2011 Total Sales $17,839 $15,104 $14,806 $14,492 $14,910 $14,910 Total Cost Of Goods Sold $16,911 $13,949 $13,567 $13,167 $13,491 $13,442 % of Sales 94.8% 92.4% 91.6% 90.9% 90.5% 90.2% Gross Margin $928 $1,155 $1,239 $1,325 $1,419 $1,467 % Sales 5.2% 7.6% 8.4% 9.1% 9.5% 9.8% SGA $647 $589 $540 $485 $475 $450 % Sales 3.6% 3.9% 3.6% 3.3% 3.2% 3.0% Operating Income $281 $566 $699 $840 $943 $1,017 % Sales 1.6% 3.7% 4.7% 5.8% 6.3% 6.8% Depreciation $392 $323 $340 $326 $309 $309 EBITDA $673 $889 $1,039 $1,165 $1,252 $1,326 % Sales 3.8% 5.9% 7.0% 8.0% 8.4% 8.9% Restructuring Costs (OI) $106 $104 $121 $68 $46 $- $ in millions Note: A.T. Kearney projections post restructuring Source: Lear, J.D. Power, A.T. Kearney Analysis 117

Cash Flow Summary in an optimal performance scenario 2006 2007 2008 2009 2010 2011 Operating Income $281 $566 $699 $840 $943 $1,017 Depreciation $392 $323 $340 $326 $309 $309 Working Capital $42 $(7) $9 $(18) $(15) $(15) LT Tooling & Engineering $31 $26 $(27) $(28) $18 $18 Other $55 $2 $7 $7 $9 $19 Interest, Taxes, Other $363 $384 $385 $352 $396 $396 Net Cash From Operations $438 $526 $643 $774 $868 $952 Capital Expenditures $366 $266 $235 $250 $225 $225 Free Cash Flow $73 $261 $408 $525 $643 $727 Cumulative Free Cash Flow $261 $669 $1,194 $1,837 $2,564 Note: A.T. Kearney projections post restructuring; cumulative cash flow is from 2007 Source: Lear, J.D. Power, A.T. Kearney Analysis $ in millions 118

The optimal scenario will allow for $2.6B in cumulative free cash flow by 2011 Free Cash Flow Cumulative Cash (2007) 2007 261 261 2008 408 669 2009 525 1194 2010 643 1837 2011 727 2564 Free Cash Flow ($Millions) Lear Consolidated Cash Flow Projections Source: A.T. Kearney Analysis 119

A negative headwind scenario models a negative environment with reduce success in bookings and automotive industry pressures from the baseline Category Lever Variable Optimal Performance Negative Headwinds Revenue Incremental Pursuit Business Probability % confidence Lear Assumption Reduce confidence 25% Revenue [*] [*] [*] [*] Revenue Vehicle Volume Unit Volume Stable -3% Global Cost Plant Closure for Capacity Reduction Square Ft. TBD TBD Cost Plant Closure for LCC Migration Square Ft. TBD TBD Cost HQ Salary Headcount Reduction % SGA of Rev Benchmark 0 Cost Direct Material Cost Savings Mtl as % of Revenue Wt. avg based on commodities 0 OI Overlay Commodity Volatility % change of commodity Multiple Scenarios Multiple Scenarios [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

Income Statement for a negative headwinds scenario 2006 2007 2008 2009 2010 2011 Total Sales $17,839 $14,728 $13,758 $13,314 $13,607 $13,237 Total Cost Of Goods Sold $16,911 $13,761 $12,891 $12,489 $12,808 $12,506 % of Sales 94.8% 93.4% 93.7% 93.8% 94.1% 94.5% Gross Margin $928 $967 $867 $825 $799 $730 % Sales 5.2% 6.6% 6.3% 6.2% 5.9% 5.5% SGA $647 $598 $530 $492 $483 $476 % Sales 3.6% 4.1% 3.9% 3.7% 3.6% 3.6% Operating Income $281 $368 $337 $333 $316 $254 % Sales 1.6% 2.5% 2.4% 2.5% 2.3% 1.9% Depreciation $392 $323 $340 $326 $309 $309 EBITDA $673 $691 $677 $659 $625 $563 % Sales 3.8% 4.7% 4.9% 4.9% 4.6% 4.3% Restructuring Costs (OI) $106 $104 $121 $68 $46 $- $ in millions Note: A.T. Kearney projections post restructuring Source: Lear, J.D. Power, A.T. Kearney Analysis 121

Cash Flow Summary for a negative headwinds scenario 2006 2007 2008 2009 2010 2011 Operating Income $281 $368 $337 $333 $316 $254 Depreciation $392 $323 $340 $326 $309 $309 Working Capital $42 $(7) $9 $(18) $(15) $(14) LT Tooling & Engineering $31 $26 $(27) $(28) $18 $18 Other $55 $2 $7 $7 $9 $19 Interest, Taxes, Other $363 $384 $385 $352 $396 $396 Net Cash From Operations $438 $329 $281 $268 $240 $189 Capital Expenditures $366 $266 $235 $250 $225 $225 Free Cash Flow $73 $63 $46 $18 $15 $(36) Cumulative Free Cash Flow $63 $109 $127 $143 $107 Note: A.T. Kearney projections post restructuring; cumulative cash flow is from 2007 Source: Lear, J.D. Power, A.T. Kearney Analysis $ in millions 122

The negative headwinds scenario shows cash flow reducing year over year Free Cash Flow Cumulative Cash (2007) 2007 63 63 2008 46 109 2009 18 127 2010 15 143 2011 -36 107 Free Cash Flow ($Millions) Lear Consolidated Cash Flow Projections Source: A.T. Kearney Analysis 123

[*] [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

[*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. [*]

[*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. [*]

[*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act. [*]

EBITDA Impact

EBITDA impact based on various scenarios Lear Financial Model (Dec. 2006) 2006 2007 2008 2009 2010 Total Sales $17,839 $15,104 $14,296 $13,707 $13,935 EBITDA (ex restructuring) $779 $865 $944 $958 $988 CapEx $348 $240 $240 $240 $240 EBITDA Impact Management Upside $111 $139 $157 [*] [*] [*] [*] Short Term Volume Reduction (1%) ($30) ($29) ($27) ($28) Long Term Volume Reduction (1%) ($15) ($14) ($13) ($14) Steel 10% Increase ($78) ($75) ($74) ($5) More aggressive cost reduction $80 $216 $284 $299 $ in millions Source: Lear, J.D. Power, A.T. Kearney Analysis [*] - Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.